Exhibit T3E.2


Richard C. Josephson, OSB No. 73374             David W. Hercher, OSB No. 81263
David B. Levant, WSBA No. 20528 (pro hac vice)  Teresa H. Pearson, OSB No. 95375
STOEL RIVES LLP                                 MILLER NASH LLP
900 SW Fifth Avenue, Suite 2600                 111 S.W. Fifth Ave., Suite 3400
Portland, OR  97204                             Portland, OR  97204-3638
Telephone:  (503) 224-3380                      Telephone: (503) 205-2628
Facsimile:  (503) 220-2480                      Facsimile: (503) 205-8618
rcjosephson@stoel.com                           dave.hercher@millernash.com
dblevant@stoel.com                              teresa.pearson@millernash.com

Attorneys for Debtors-in-Possession             Attorneys for Official
                                                Committee of Unsecured Creditors

                         UNITED STATES BANKRUPTCY COURT
                           FOR THE DISTRICT OF OREGON

In re                                           Bankruptcy Case No.


GOLDEN NORTHWEST ALUMINUM, INC.,                303-44107-rld11 LEAD CASE
GOLDENDALE HOLDING COMPANY,                     303-44108-rld11
GOLDENDALE ALUMINUM COMPANY,                    303-44109-rld11
NORTHWEST ALUMINUM
     TECHNOLOGIES, LLC,                         303-44110-rld11
NORTHWEST ALUMINUM SPECIALTIES, INC.,           304-42059-rld11
NORTHWEST ALUMINUM COMPANY,                     304-42061-rld11

               Debtors-in-Possession.           (Jointly Administered
                                                Under 303-44107-rld11)

                                                THIRD MODIFIED PLAN OF
                                                REORGANIZATION DATED MARCH
                                                1, 2005, PROPOSED JOINTLY BY
                                                THE DEBTORS AND THE OFFICIAL
                                                COMMITTEE OF UNSECURED
                                                CREDITORS

TABLE OF CONTENTS

ARTICLE I DEFINITIONS.....................................................1

      1.01     Scope of Definitions; References to Plan...................1

      1.02     Definitions................................................1

ARTICLE II ADMINISTRATIVE EXPENSES, TAX CLAIMS  AND CERTAIN
               GOLDENDALE-RELATED CLAIMS.................................14

      2.01     Compensation and Expenses of Professional Persons.........14

      2.02     Bar Date for Administrative Claims........................14

      2.03     Priority Tax Claims.......................................14

      2.04     Payment of Allowed Claims for Administrative Expenses.....15

      2.05     Derivative Treatment of GAC Retirement Plan Claims........15

      2.06     Treatment of GAC Trade Claims.............................15

      2.07     Bar Date for Goldendale Claims............................16

ARTICLE III CLASSIFICATION OF CLAIMS AND INTERESTS.......................16

      3.01     Division of Claims and Interests..........................16

      3.02     Class One.................................................16

      3.03     Class Two.................................................16

      3.04     Class Three...............................................16

      3.05     Class Four A..............................................17

      3.06     Class Four B..............................................17

      3.07     Class Five................................................17

      3.08     Class Six.................................................17

      3.09     Class Seven...............................................17

      3.10     Class Eight.  Class Eight consists of all Intercompany
               Claims....................................................18

      3.11     Class Nine................................................18

      3.12     Claims Against Multiple Debtors...........................18

      3.13     Cramdown..................................................18

ARTICLE IV TREATMENT OF CLAIMS NOT IMPAIRED UNDER THE PLAN...............18

      4.01     Class One-Priority Claims.................................18

      4.02     Class Four B-De Minimis Claims............................18

      4.03     Class Seven-Specialties Operating Claims..................18

      4.04     Unimpaired Claims.........................................18

ARTICLE V TREATMENT OF CLAIMS AND INTERESTS IMPAIRED UNDER THE PLAN......19

      5.01     Class Two A-Secured Claims of First Mortgage Noteholders..19

      5.02     Class Two B-Secured Claims of Taxing Authorities..........19

      5.03     Class Three-General Unsecured Claims......................19

      5.04     Class Four A-Convenience Class............................19

      5.05     Class Five-GNA Interests..................................20

      5.06     Class Six-Subsidiary Debtor Interests.....................20

      5.07     Class Eight-Intercompany Claims...........................20

      5.08     Class Nine-Goldendale Claims..............................20

      5.09     Impaired Claims and Interests.............................21

ARTICLE VI MEANS FOR IMPLEMENTATION OF THE PLAN..........................21

      6.01     Continuation of Businesses; Resolution of GAC and GHC
               Bankruptcy Cases..........................................21

      6.02     Transfers of Class Two A and Class Three Claims to
               Holdco and Satisfaction of Claims.........................23

      6.03     Termination of  GAC Retirement Plan Fiduciary Status......25

      6.04     Transactions Concerning First Mortgage Notes..............25

      6.05     Specialties Credit Facilities.............................25

      6.06     Sale of Holdco Notes......................................26

      6.07     Unsecured Creditors' New Equity Stake.....................29

      6.08     Issuance of New Mortgage Notes and First Mortgage
               Noteholders' New Equity Stake.............................30

      6.09     Appointment of Initial Board of Directors; Management of
               Reorganized Subsidiary Debtors............................31

      6.10     Wilcox Consulting Agreement; Retirement, Indemnification
               and Other Agreements......................................31

ARTICLE VII PROVISIONS GOVERNING DISTRIBUTIONS...........................32

      7.01     Distributions for Claims Allowed as of the Effective
               Date......................................................32

      7.02     Distributions by the Disbursing and Exchange Agent and
               the Indenture Trustee.....................................32

      7.03     Indenture Trustee Fees and Expenses.......................33

      7.04     Distribution Record Date..................................34

      7.05     Surrender of Notes or Instruments.........................34

      7.06     Surrender of the First Mortgage Note; Certification as
               Accredited Investor Status................................35

      7.07     Unclaimed Cash, Holdco Common Stock or Other Property.....35

      7.08     Fractional Shares.........................................36

      7.09     Distribution Dates........................................36

      7.10     Tax Provisions............................................36

      7.11     Cancellation of Indenture.................................36

      7.12     Interests in Holdco Common Stock to be Uncertificated.....36

ARTICLE VIII CONDITIONS TO THE EFFECTIVE DATE............................37

      8.01     Conditions to Confirmation................................37

      8.02     Conditions to the Effective Date..........................38

      8.03     Waiver....................................................39

ARTICLE IX EFFECTS OF PLAN CONFIRMATION..................................39

      9.01     Discharge.................................................39

      9.02     Post-Effective Date Effect of Instruments and Other
               Evidence of Claims........................................39

      9.03     Releases, Injunctions and Stays...........................39

ARTICLE X TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES..........40

      10.01    Executory Contracts and Unexpired Leases..................40

      10.02    Existing Union Contract...................................40

      10.03    BPA Transmission Contract.................................41

      10.04    Bar Date for Rejected Executory Contracts and Unexpired
               Leases....................................................41

ARTICLE XI PROVISIONS FOR RESOLVING AND TREATING CLAIMS..................41

      11.01    Objection Deadline........................................41

      11.02    Prosecution of Objections.................................41

      11.03    No Distributions Pending Allowance........................41

      11.04    Distributions After Allowance.............................41

ARTICLE XII PRESERVATION OF CLAIMS AND CAUSES OF
               ACTION AND RETENTION OF JURISDICTION......................42

      12.01    General Retention of Jurisdiction.........................42

      12.02    Reservation and Preservation of Claims....................42

      12.03    Specific Retention of Jurisdiction........................42

      12.04    Abstention.  .............................................43

ARTICLE XIII MISCELLANEOUS...............................................43

      13.01    Revocation................................................43

      13.02    Reservation of Rights.....................................44

      13.03    Debtors' Claims...........................................44

      13.04    Survival of Certain Corporate Indemnification
               Obligations...............................................44

      13.05    Modification of Plan......................................45

      13.06    Limitation of Liability and Related Indemnity.............45

      13.07    Notices...................................................46

      13.08    Notice of Effective Date..................................46

      13.09    Existing Committee........................................46

      13.10    Trustee Fees..............................................46

      13.11    Final Decree..............................................47

      13.12    Headings..................................................47

      13.13    Severability..............................................47

      13.14    Successors and Assigns....................................47



                                    SCHEDULES


      1.    GAC Trade Claims

      2.    Claims Excluded from GAC Trade Claims


                                    EXHIBITS


      A.   Holdco Note Purchase Agreement

      B.   Form of New Mortgage Note

      C.   Form of Wilcox Consulting Agreement

      D.   Procedures for Election of Directors

      Golden Northwest Aluminum, Inc., an Oregon corporation ("GNA"), Northwest Aluminum Technologies, LLC, a Washington limited liability company ("Technologies"), Northwest Aluminum Company, an Oregon corporation ("Northwest"), and Northwest Aluminum Specialties, Inc., an Oregon corporation ("Specialties") (each individually, a "Debtor" and collectively, the "Debtors"), and the Official Committee of Unsecured Creditors hereby propose the following joint plan of reorganization for the Debtors pursuant to Chapter 11 of the Bankruptcy Code, 11 U.S.C. ss.ss. 1101 et seq.

                                    ARTICLE I
                                   DEFINITIONS

      1.01 Scope of Definitions; References to Plan. For purposes of this plan of reorganization, except as expressly otherwise provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings assigned to them in this Article I. Whenever the context requires, such terms shall include the plural number as well as the singular and the female gender as well as the masculine. All references in this plan of reorganization to a "Section," "Article," "Schedule" or "Exhibit" shall, unless otherwise indicated, be deemed to refer to the indicated Section or Article of or Schedule or Exhibit to this Plan. Terms defined in the Code and not otherwise defined in this Plan shall have the meanings given to them in the Code.

      1.02 Definitions.

      Accredited Investor. "Accredited Investor" means and refers to "accredited investor" as defined in Rule 501 promulgated under the Securities Act, as presently in effect.

      Administrative Bar Date. "Administrative Bar Date" means and refers to the deadline, 60 days after the Effective Date, established in Section 2.02 for the filing of (i) applications for compensation or expense reimbursement by Professional Persons or other Persons claiming to have made a substantial contribution to the Cases pursuant to section 503(b) of the Code and
(ii) Claims for any other Administrative Expenses (other than for Claims of Administrative Expenses incurred in the ordinary course of business and Claims under 28 U.S.C. ss. 1930).

      Administrative Expense. "Administrative Expense" means and refers to a Claim for payment of an administrative expense of the kind specified in section 503(b) of the Code and referred to in section 507(a)(1) of the Code, including, without limitation, the actual, necessary costs and expenses of preserving the Debtors', GAC's and GHC's estates and operating the businesses of the Debtors, GAC and GHC, including wages, salaries, and commissions for services rendered after the commencement of the Cases, compensation for legal and other services and reimbursement of expenses awarded under section 330(a) of the Code in respect of the Debtors', GAC's and GHC's cases, and all fees and charges assessed against the Debtors' estates under chapter 123 of Title 28 of the United States Code; provided, however, that Administrative Expense shall not include any interest earned on a Secured Claim during the period from the Petition Date through the Effective Date.

      Allowed Claim. "Allowed Claim" means and refers to the amount of a Claim with respect to which (I)(A) no proof of claim has been filed that is listed by the Debtors in the Schedules as not being disputed, contingent, or unliquidated, (B) if a proof of claim has been filed (i) the amount of the Claim as set forth on the proof of claim if no objection has been interposed within any period of limitation fixed by the Code or the rules or orders of the

Court, or (ii) if an objection has been interposed, (x) the amount determined by a Final Order with respect to such Claim or (y) the amount set forth in this Plan as the allowed amount of such Claim or (C) a Final Order allowing such Claim in such amount has been entered, and (II) the obligation to make payment on such Claim has not been assumed by a third party.

      Allowed [                       ] Claim. "Allowed [__________] Claim"
means a Claim of the indicated Class or type that is or has become an Allowed Claim.

      Allowed Interests. "Allowed Interests" means and refers collectively to (i) the Subsidiary Debtor Interests and (ii) the GNA Interests.

      Alumco Funding Note Claim. "Alumco Funding Note Claim" means and refers to the Unsecured Claim against Northwest in respect of the Optional Advance Subordinated Promissory Note dated as of February 22, 2002 from GAC and Northwest to Alumco Funding, LLC in the principal amount of $14,900,000.

      Back-Stop Investment. "Back-Stop Investment" means and refers to a purchase of Holdco Notes and Holdco Common Stock pursuant to an agreement in substantially the form of the Holdco Note Purchase Agreement under which the Back-Stop Investors act as "Lead Investor(s)".

      Back-Stop Investors. "Back-Stop Investors" means and refers to any Persons satisfactory to the Plan Proponents in their sole discretion who agree to make the Back-Stop Investment.

      Beneficial Holder. "Beneficial Holder" means and refers to any Person who holds an economic interest in any of the First Mortgage Notes, including those Persons who do not hold legal or record title to the First Mortgage Notes.

      Board of Directors. "Board of Directors" means and refers to the Initial Board of Directors and any board of directors of Holdco in existence thereafter from time to time pursuant to the Holdco Articles, the Holdco By-Laws (including without limitation the Procedures for Election of Directors to be contained therein as set forth in Exhibit D hereto) and the Shareholders Agreement, as applicable.

      BPA.  "BPA" means and refers to the Bonneville Power Administration.

      BPA Transmission Contract. "BPA Transmission Contract" means and refers to that certain Service Agreement for Point-to-Point Transmission Service between BPA and GNA dated as of September 26, 2002 (Service Agreement No. 02TX-11262), as modified by Revision 1, dated April 25, 2003.

      Business Day. "Business Day" means and refers to any day except Saturday, Sunday, and any other day on which commercial banks in Portland, Oregon are authorized by law to close.

      Cases. "Cases" means the Debtors' jointly administered cases under Chapter 11 pending in the Court and "Case" means any one of the Cases.

      Chapter 7.  "Chapter 7" means and refers to chapter 7 of the Code.

      Chapter 11.  "Chapter 11" means and refers to chapter 11 of the Code.

      Claim.  "Claim" means and refers to (i) any claim as defined in section 101(5) of the Code, whether or not asserted, against one or more Debtor, and (ii) any GAC Trade Claim.

      Claimant.  "Claimant" means and refers to the holder of a Claim.

      Class. "Class" means and refers to a class of Claims or Interests described in Article III. Within certain Classes, certain Claims are classified into sub-classes.

      Code. "Code" means and refers to Title 1 of the Bankruptcy Reform Act of 1978, Public Law 95-598, codified in Title 11 of the United States Code, as amended, 11 U.S.C. ss.ss. 101 et seq.

      Collateral Agency Agreement. "Collateral Agency Agreement" means and refers to the collateral agency agreement or indenture between Holdco and the Collateral Agent for the benefit of the holders of the Holdco Notes, the Indenture Trustee Notes and the New Mortgage Notes. The Collateral Agency Agreement shall be in form and substance reasonably satisfactory to the Lead Investors and shall (i) provide that the removal and replacement of the Collateral Agent will be made at the direction or with the consent of the holders of a majority in principal amount of the Holdco Notes, and (ii) require that any successor to the initial Collateral Agent be a bank or trust company of recognized standing that regularly provides similar services to the holders of secured indebtedness and not be an affiliate of either Lead Investor if the Lead Investors and Persons acting in concert with them are the holders of a majority in principal amount of the Holdco Notes at the time a successor Collateral Agent is selected, and (iii) require that any actions taken by the Collateral Agent requiring the direction or consent of the holders of the Holdco Notes or the New Mortgage Notes (including, without limitation, the exercise of any remedies, the release of any liens, the acceleration of any obligations, and the waiver of any defaults relating, in each such case, to the Holdco Notes or the New Mortgage Notes), and any amendments to any of the foregoing, shall be at the direction of the holders of a majority in principal amount of the Holdco Notes or the New Mortgage Notes, as applicable, unless otherwise agreed to by such holders. The Collateral Agency Agreement also shall contain terms that are reasonably satisfactory (i) to the Lead Investors to give effect to the complete priority in right of payment of the Holdco Notes over the Indenture Trustee Notes and the New Mortgage Notes in the collateral therefor pursuant to the Intercreditor & Subordination Agreement, and (ii) to the Indenture Trustee to give effect to the complete priority in right of payment of the Indenture Trustee Notes over the New Mortgage Notes in the collateral therefor pursuant to the Intercreditor & Subordination Agreement.

      Collateral Agent. "Collateral Agent" means and refers to the Person initially selected by the Lead Investors with the consent of the Committee, not to be unreasonably withheld, to act as collateral agent or indenture trustee for the holders of the Holdco Notes, the Indenture Trustee Notes and the New Mortgage Notes under the terms of the Collateral Agency Agreement and any successor to such Person selected pursuant to the terms and conditions of the Collateral Agency Agreement.

      Committee. "Committee" means and refers to the Official Committee of Unsecured Creditors appointed by the U.S. Trustee in the GNA, GHC, GAC and Technologies Cases, as constituted from time to time.

      Confirmation Date. "Confirmation Date" means and refers to the date of entry of the Confirmation Order.

      Confirmation Order. "Confirmation Order" has the meaning ascribed to that term in Section 8.01.

      Convenience Claim. "Convenience Claim" means and refers to (i) any Allowed Unsecured Claim in an amount equal to or less than $25,000 which is not a De Minimis Claim and (ii) any Allowed Unsecured Claim in an amount in excess of $25,000, the holder of which elects to reduce its Claim to $25,000 prior to the Voting Deadline by completing the appropriate space on its ballot to accept or reject this Plan. "Convenience Claim" shall not, however, include any Unsecured Claim on account of the First Mortgage Notes, the Hydro Subordinated Note Claim, any GAC Retirement Plan Claims or any Intercompany Claim.

      Court. "Court" means and refers to the United States Bankruptcy Court for the District of Oregon and any court having competent jurisdiction to hear appeals or certiorari proceedings therefrom, or any successor thereto that may be established by any act of Congress, or otherwise, and which has competent jurisdiction over the Cases or this Plan.

      Critical Managers. "Critical Managers" means and refers to each of Wilcox, Mushin ("Mac") Seyhanli, William Reid and Gerald Miller.

      Dalles Smelter. "Dalles Smelter" means and refers to the mothballed primary aluminum smelter, casting facilities and associated facilities owned by Northwest in The Dalles, Oregon.

      Debtors. "Debtors" means and refers collectively to GNA and the Subsidiary Debtors, whether as debtors or as debtors-in-possession, and "Debtor" means and refers to any one of the Debtors. Notwithstanding anything in this Plan to the contrary, and notwithstanding the joint administration of their bankruptcy cases with the Cases, the terms "Debtor," "Reorganized Debtor" and "Subsidiary Debtor" shall not include GHC or GAC, which are not to be reorganized pursuant to this Plan.

      De Minimis Claim. "De Minimis Claim" means and refers to (i) any Allowed Unsecured Claim in an amount equal to or less than $1,000 and (ii) any Allowed Unsecured Claim in an amount in excess of $1,000, the holder of which elects to reduce its Claim to $1,000 prior to the Voting Deadline by completing the appropriate space on its ballot to accept or reject this Plan. "De Minimis Claim" shall not, however, include any Unsecured Claim on account of the First Mortgage Notes, the Hydro Subordinated Note Claim, any GAC Retirement Plan Claims or any Intercompany Claim.

      Disallowed Claim. "Disallowed Claim" means and refers to any Claim or portion thereof that has been disallowed pursuant to a Final Order.

      Disallowed Interests. "Disallowed Interests" means and refers to any Interests other than the Allowed Interests.

      Disbursing and Exchange Agent. "Disbursing and Exchange Agent" means and refers to the Person designated by the Plan Proponents to act as the disbursing and exchange agent pursuant to the terms of this Plan.

      Disclosure Statement. "Disclosure Statement" means and refers to the Second Modified Disclosure Statement for Second Modified Plan of Reorganization Dated January 12, 2005, Proposed Jointly by the Debtors and the Official Committee of Unsecured Creditors (including all exhibits and schedules thereto), which was approved by a Final Order entered on January 14, 2005.

      Disputed Claim. "Disputed Claim" means and refers to any Claim against a Debtor that is not an Allowed Claim or a Disallowed Claim.

      Distribution Record Date. "Distribution Record Date" means and refers to the close of business on the Effective Date.

      Effective Date. "Effective Date" means and refers to the date upon which each of the conditions in Section 8.02 has been satisfied or waived as provided in such section.

      Escrow Agreement. "Escrow Agreement" means and refers to the Escrow Agreement entered into by the Lead Investors, GNA, Wilcox, any holder of First Mortgage Notes that becomes a party thereto, and the escrow agent identified therein in connection with the Holdco Note Purchase Agreement.

      Existing Union Contract. "Existing Union Contract" means and refers to the collective bargaining agreement between the Union and Northwest dated June 27, 2002, which also covers certain hourly employees engaged in Specialties' operations.

      Final Order. "Final Order" means and refers to an order or judgment of the Court that has not been reversed, stayed, modified or amended and as to which the time to appeal or seek review, rehearing, reargument or certiorari has expired and as to which no appeal or petition for review, rehearing, reargument, stay or certiorari is pending, or as to which any right to appeal or to seek certiorari, review or rehearing has been waived, or if an appeal, reargument, petition for review, certiorari or rehearing has been sought, the order or judgment of the Court has been affirmed by the highest court to which the order was appealed or from which the reargument, review or rehearing was sought, or certiorari has been denied, and as to which the time to take any further appeal, or seek further reargument, review, certiorari or rehearing has expired.

      First Mortgage Liens. "First Mortgage Liens" means and refers collectively to the mortgages, liens, encumbrances, security interests and pledges granted by the Debtors, GAC and GHC to secure the First Mortgage Notes.

      First Mortgage Noteholders. "First Mortgage Noteholders" means and refers to those Persons who are holders of the First Mortgage Notes.

      First Mortgage Noteholders' New Equity Stake. "First Mortgage Noteholders' New Equity Stake" means and refers collectively to the 1,000 shares of Holdco Common Stock to be distributed in respect of the Secured Claims of the First Mortgage Noteholders pursuant to Sections 5.01 and 6.08 and the additional shares of Holdco Common Stock to be issued in respect of the Secured Claims of the First Mortgage Noteholders pursuant to Section 6.07(b).

      First Mortgage Notes. "First Mortgage Notes" means and refers to the "12% First Mortgage Notes due 2006" issued by GNA pursuant to the Indenture, which shall be

Allowed Secured Claims in the aggregate amount of $10,000,000 and Allowed Unsecured Claims in the aggregate amount of $158,932,000 pursuant to this Plan.

      GAC. "GAC" means and refers to Goldendale Aluminum Company, a Delaware corporation and the debtor in a bankruptcy case under Chapter 11 that has been administratively consolidated with the Cases. GAC is not a party to this Plan.

      GAC Retirement Plan. "GAC Retirement Plan" means and refers to the Goldendale Aluminum Company Managed Fund Retirement Plan.

      GAC Retirement Plan Claims. "GAC Retirement Plan Claims" means and refers to all claims of the GAC Retirement Plan, the GAC Retirement Plan Participants and the GAC Retirement Plan Fiduciaries against any of the Debtors in connection with the GAC Retirement Plan.

      GAC Retirement Plan Fiduciaries. "GAC Retirement Plan Fiduciaries" means and refers collectively to all Persons who are members of or serve in place of the "Administrative Committee" or the "Investment Committee" (as such terms are defined in the GAC Retirement Plan) pursuant to the terms of the GAC Retirement Plan, including Persons who are specially appointed to undertake certain functions or responsibilities of the Administrative Committee or the Investment Committee or are treated as fiduciaries under the Employee Retirement Income Security Act of 1974 because of functions or responsibilities effectively undertaken by them in connection with the administration or management of the GAC Retirement Plan or its assets, and the trustee of the GAC Retirement Plan.

      GAC Retirement Plan Participants. "GAC Retirement Plan Participants" means and refers to the participants in the GAC Retirement Plan as of December 22, 2003, their successors, assignees, heirs and administrators, as determined from time to time by the GAC Retirement Plan Fiduciaries.

      GAC Trade Claim. "GAC Trade Claim" means and refers to any claim (as defined in section 101(5) of the Code) against GAC, whether or not asserted, provided, however, that (i) such claim is for goods or services furnished to GAC which are used or useful in connection with the operation, mothballing, or re-start of the Goldendale Smelter, as determined by the Plan Proponents in good faith, (ii) such claim has not been transferred or assigned by the original holder thereof to a third party, (iii) such claim is not duplicative in whole or in part of a Claim against any of the Debtors (or is reduced to a lesser amount so as not to be duplicative), (iv) such claim would be an Unsecured Claim or a Priority Claim for employee compensation pursuant to section 507(a)(3)(A) of the Code if asserted against any of the Debtors, and
(v) the holder of such claim agrees to do business with Holdco, NSC and the Reorganized Debtors on substantially the same credit and other terms as it does business with its other customers of equivalent credit quality, notwithstanding commencement of the Cases and GAC's bankruptcy case. Notwithstanding the generality of the foregoing, each of the claims identified on Schedule 1 to this Plan shall be a "GAC Trade Claim" in the amount indicated thereon, and each of the claims identified or described on
Schedule 2 hereto shall not be a "GAC Trade Claim." Although GAC Trade Claims are treated for certain purposes under this Plan as if they were Claims against the Debtors, they are not "Claims" against the Debtors for purposes of the Code.

      GHC. "GHC" means and refers to Goldendale Holding Company, a Delaware corporation and the debtor in a bankruptcy case under Chapter 11 that has been administratively consolidated with the Cases. GHC is not a party to this Plan.

      GNA Interests. "GNA Interests" means and refers to the Interests held by Wilcox in GNA.

      GNA Retained Assets. "GNA Retained Assets" means and refers to the equity interests of GNA in GAC, GHC, GNA Equipment Holdings, LLC and any other assets or properties of GNA that the Plan Proponents, with the prior written consent of the Lead Investors, may designate in writing prior to the Effective Date as GNA Retained Assets.

      Goldendale Claims. "Goldendale Claims" means and refers to all Claims of any Class or type by GHC and/or GAC against a Debtor as of the Effective Date.

      Goldendale Independent Person. "Goldendale Independent Person" means and refers to the examiner appointed by the U.S. Trustee pursuant to an Order Directing Appointment of Examiner entered in the Cases on or about December 23, 2004.

      Goldendale Smelter. "Goldendale Smelter" means and refers to the mothballed primary aluminum smelter, casting facilities, unloading facility and other associated facilities and property owned by GAC in Goldendale, Washington and Portland, Oregon.

      Goldendale Trustee. "Goldendale Trustee" means and refers to any Person who is appointed as a Chapter 11 trustee or a Chapter 7 trustee for GHC and GAC, or either of them. The Goldendale Independent Person shall not be appointed as the Goldendale Trustee.

      Harbert. "Harbert" means and refers to Harbert Distressed Investment Master Fund, Ltd., or such of its affiliates as may assume its rights and obligations under this Plan and the Holdco Note Purchase Agreement on notice to the Plan Proponents.

      Holdco. "Holdco" means and refers to the new holding company to be organized pursuant to Section 6.02(a) by the Lead Investors.

      Holdco Articles. "Holdco Articles" means and refers to the Articles of Incorporation of Holdco effective on or before the Effective Date pursuant to
Section 6.02(a) in the form agreed to by the Plan Proponents and Lead Investors and approved by the Court in the Confirmation Order or an order in aid of the Confirmation Order.

      Holdco By-Laws. "Holdco By-Laws" means and refers to the By-Laws of Holdco effective on or before the Effective Date pursuant to Section 6.02(a) in the form agreed to by the Plan Proponents and Lead Investors and approved by the Court in the Confirmation Order or an order in aid of the Confirmation Order, which shall include the procedures for the nomination of directors to Holdco's board of directors to be contained in the By-Laws of Holdco as set forth in Exhibit D hereto.

      Holdco Common Stock. "Holdco Common Stock" means and refers to the common stock of Holdco to be issued and reserved for issuance pursuant to
Section 6.02(f).

      Holdco Note Purchase Agreement. "Holdco Note Purchase Agreement" means and refers to the First Amended and Restated Note Purchase Agreement between and among

Harbert, Silver Point, Wilcox, and any other First Mortgage Noteholder that becomes a party thereto, as purchasers, and GNA, relating to the purchase and sale of the Holdco Notes and issuance of Holdco Common Stock on the Effective Date pursuant to Section 6.06, in the form of Exhibit A, subject to such changes prior to the Confirmation Date as may be agreed to by the parties thereto and, solely in the case of any material changes, approved in writing by the Committee and approved by the Court in the Confirmation Order.

      Holdco Notes. "Holdco Notes" means and refers to the $5,500,000 in aggregate principal amount of 8% Senior Secured Notes due 2010 to be issued by Holdco pursuant to the Holdco Note Purchase Agreement and guaranteed and secured by the Reorganized Subsidiary Debtors and NSC as described in
Section 6.06, and to be governed by an indenture that shall be in form and substance reasonably acceptable to the Debtors, the Committee and the Lead Investors. The Holdco Notes will be in the form attached as an exhibit to the Holdco Note Purchase Agreement, subject to such changes prior to the Effective Date as may be agreed to in accordance with the terms of the Holdco Note Purchase Agreement (including such changes as may be necessary or appropriate to reflect that the Holdco Notes will be governed by the indenture referred to in the immediately preceding sentence) and, solely in the case of any material changes, approved in writing by the Committee.

      Hydro Subordinated Note. "Hydro Subordinated Note" means and refers to that certain Subordinated Note due December 31, 2005 of GNA guaranteed by each Subsidiary Debtor and payable to Norsk Hydro.

      Hydro Subordinated Note Claim. "Hydro Subordinated Note Claim" means and refers to the Claim filed by Norsk Hydro against each Debtor, GHC and GAC in the amount of $20,000,000.00 arising under the Hydro Subordinated Note.

      Indenture. "Indenture" means and refers to the Indenture dated as of December 21, 1998 between GNA and U.S. Trust Company, National Association with respect to the First Mortgage Notes, as amended or supplemented from time to time.

      Indenture Trustee. "Indenture Trustee" means and refers to The Bank of New York, as successor to U.S. Trust Company, National Association as trustee under the Indenture.

      Indenture Trustee Charging Lien. "Indenture Trustee Charging Lien" means and refers to any lien or other priority in payment available to the Indenture Trustee pursuant to the Indenture against distributions to be made to the holders of Claims under or evidenced by the First Mortgage Notes for payment of any Indenture Trustee Fees and Expenses, to the extent not otherwise paid pursuant to applicable provisions of this Plan.

      Indenture Trustee Fees and Expenses. "Indenture Trustee Fees and Expenses" means and refers to all fees and expenses incurred by the Indenture Trustee in its capacity as trustee under the Indenture, including for providing services relating to this Plan; provided, however, that under no circumstances shall the Indenture Trustee Fees and Expenses exceed $265,000 plus an additional $5,000 to compensate the Indenture Trustee for fees and internal and out-of-pocket expenses it incurs in performing its obligations or services required under or related to this Plan or the Indenture.

      Indenture Trustee Notes. "Indenture Trustee Notes" means and refers to an aggregate principal amount of 8% Senior Subordinated Secured Notes due
2006 of Holdco equal to the
amount of the Indenture Trustee Fees and Expenses minus $105,000, to be issued pursuant to Section 5.01, which notes shall be applied pursuant to Section 7.02(b)(i) to satisfy in full all Indenture Trustee Fees and Expenses that are not paid in cash. The Indenture Trustee Notes will (i) bear interest at 8.0% per annum, (ii) mature on March 31, 2006, (iii) be substantially similar in form to the New Mortgage Notes and (iv) be secured pursuant to the Collateral Agency Agreement. The lien securing the Indenture Trustee Notes will be subordinated to the lien securing the Holdco Notes and senior to the lien securing the New Mortgage Notes, in each case as and to the extent set forth in the Intercreditor & Subordination Agreement.

      Initial Board of Directors. "Initial Board of Directors" means and refers to the Board of Directors of Holdco as constituted on and serving from the Effective Date until replaced pursuant to the terms of the Holdco Articles, the Holdco By-Laws and the Shareholders Agreement. The Initial Board of Directors will consist of the following five (5) Persons: an individual designated by the Union; an individual designated by the Committee, who shall be independent of the Lead Investors and the Debtors; and three individuals selected by the Lead Investors immediately prior to the Effective Date.

      Intercompany Claims. "Intercompany Claims" means and refers to (a) all Claims by one Debtor against another Debtor and (b) the Alumco Funding Note Claim. The Intercompany Claims do not include any Goldendale Claims or any claims by the Debtors against GHC or GAC.

      Intercreditor & Subordination Agreement.  "Intercreditor &
Subordination Agreement" means and refers to the intercreditor and subordination agreement for the benefit of the holders of the Holdco Notes acknowledged by Holdco and the Collateral Agent, in form and substance satisfactory to the Lead Investors in their reasonable discretion, which shall provide that the liens and security interests granted to the Collateral Agent to secure the Indenture Trustee Notes and the New Mortgage Notes shall be a "silent second" lien and a "silent third" lien, respectively, and shall contain such other terms as are reasonably satisfactory to the Lead Investors.

      Interest Holder. "Interest Holder" means and refers to any Person holding an Interest.

      Interests. "Interests" means and refers to all equity interests in the Debtors (including common and preferred stock, membership interests, options to purchase such stock or interests, or any unpaid dividends or distributions thereon).

      Lead Investors. "Lead Investors" means and refers collectively to Harbert and Silver Point in their capacity as purchasers of the Holdco Notes and the Holdco Common Stock pursuant to Section 6.06, or to the Back-Stop Investors in connection with a Back-Stop Investment, as applicable.

      Metal Exchange Claim. "Metal Exchange Claim" means and refers to all Claims of Metal Exchange Corporation against the Debtors or any of them, including without limitation the Disputed Claim for payment of a commission of 1.5 cents per pound of aluminum sold by Northwest (or Specialties) to Walter Kidde Company.

      New Investors. "New Investors" means and refers collectively to the purchasers or recipients of the Holdco Notes and Holdco Common Stock issued pursuant to Section 6.06 in their capacity as purchasers of the Holdco Notes and recipients of Holdco Common Stock pursuant to Section 6.06 and, for avoidance of doubt, shall include Wilcox if he is a purchaser of Holdco Notes.

      New Mortgage Notes. "New Mortgage Notes" means and refers to the $10,000,000 in aggregate principal amount of 10% Mortgage Notes due 2011 of Holdco to be issued to the First Mortgage Noteholders pursuant to
Section 6.08 and an indenture that shall be in form and substance reasonably acceptable to the Debtors, the Committee and the Lead Investors, which New Mortgage Notes shall be in substantially the form of Exhibit B, subject to such changes prior to the Effective Date as may be made by the Plan Proponents (including such changes as may be necessary or appropriate to reflect that the New Mortgage Notes shall be governed by the indenture referred to in the immediately preceding clause) and approved by the Lead Investors.

      New Union Contracts. "New Union Contracts" means and refers collectively to the collective bargaining agreements between the Union and each of Specialties and Northwest to go into effect on or after the Effective Date.

      Norsk Hydro.  "Norsk Hydro" means and refers to Norsk Hydro USA, Inc.

      NSC. "NSC" means and refers to a new smelter company that may be organized by Holdco pursuant to Section 6.04(a).

      NWED. "NWED" means and refers to Northwest Energy Development, LLC, an Oregon limited liability company.

      NWED Subsidiaries. "NWED Subsidiaries" means and refers to Westward Energy, LLC, an Oregon limited liability company, GNA Energy, LLC, a Washington limited liability company, Northwestern Windpower, LLC, an Oregon limited liability company, and Alumco Funding, LLC, an Oregon limited liability company.

      Permitted Reorganized Technologies Disposition. "Permitted Reorganized Technologies Disposition" means and refers to a sale of all equity interests or all or substantially all of the assets of Reorganized Technologies by Holdco after the Effective Date, provided that a responsible officer of Holdco shall have certified to the Collateral Agent that (i) such sale is on arm's-length terms for reasonably equivalent value and (ii) all of the net proceeds of the sale will be received by Holdco for use in accordance with all applicable covenants relating to the Holdco Notes and the New Mortgage Notes. For avoidance of doubt, nothing in this definition shall prevent a sale of the equity interests or assets of Reorganized Technologies to a New Investor or Wilcox from being a Permitted Reorganized Technologies Disposition.

      Person. "Person" means and refers to an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, estate, unincorporated organization, government (or agency or political subdivision thereof) or other entity.

      Petition Date. "Petition Date" means and refers, with respect to GNA, GHC, GAC and Technologies, to December 22, 2003; and with respect to Northwest and Specialties, November 10, 2004.

      Plan. "Plan" means and refers to this plan of reorganization (including all exhibits and schedules hereto), as it may be modified or amended from time to time.

      Plan Proponents. "Plan Proponents" means and refers to the Debtors and the Committee in their capacity as proponents of this Plan, provided, however, that such term shall mean and refer only to the Reorganized Debtors after the Committee is dissolved pursuant to this Plan.

      Prime Rate. "Prime Rate" means and refers to the interest rate announced by Citibank, N.A. as its "prime rate" or "base rate" on the last Business Day before the Effective Date.

      Priority Claim. "Priority Claim" means and refers to a Claim entitled to priority in payment pursuant to section 507(a) of the Code other than a Claim entitled to priority in payment pursuant to section 507(a)(1), 507(a)(2), or 507(a)(8) of the Code.

      Priority Tax Claim. "Priority Tax Claim" means and refers to an unsecured Claim of a governmental unit entitled to priority under section 507(a)(8) of the Code. Priority Tax Claims shall include only such Claims for penalties that are related to a Claim specified in section 507(a)(8) of the Code and that seek compensation for actual pecuniary loss.

      Professional Persons. "Professional Persons" means and refers to all attorneys, accountants, financial advisors, investment bankers, appraisers, consultants, and other professionals retained or to be compensated pursuant to an order of the Court entered under section 327, 328, 330, 331, 503(b) or 1103 of the Code.

      Pro Rata. "Pro Rata" means and refers to a proportionate distribution, or to the ratio of the amount of proceeds on account of a particular Allowed Claim to the total amount of all Allowed Claims of the Class in which the particular Claim is included (and, for purposes of calculating Pro Rata distributions to holders of Class Three Claims, all Allowed GAC Trade Claims treated as if they were Allowed Class Three Claims pursuant to Section 2.06 and all Allowed Goldendale Claims that are treated as if they were Allowed Class Three Claims pursuant to Section 5.08).

      Record Holder. "Record Holder" means and refers to any Person that holds legal or record title to any of the First Mortgage Notes, whether or not such Person also holds an economic interest in the First Mortgage Notes.

      Reorganized. "Reorganized" when applied to a Debtor means and refers to such Debtor after the Effective Date.

      Schedules. "Schedules" means and refers to the Statements of Liabilities filed with the Court in each of the Cases, as amended from time to time in accordance with Rule 1009 of the Federal Rules of Bankruptcy Procedure.

      Secured Claim. "Secured Claim" means and refers to a Claim, to the extent such Claim is secured by a valid lien, security interest, or other interest in property in which a Debtor has an interest, that has been perfected properly as required by applicable law and is not otherwise avoidable by the Debtors as debtors-in-possession, but only to the extent of the value of the Debtors' interests in such property, determined in accordance with section 506(a) of the Code.

      Securities Act.  "Securities Act" means and refers to the Securities
Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      Shareholders Agreement. "Shareholders Agreement" means and refers to a shareholders agreement in form and substance reasonably satisfactory to the Lead Investors and containing, among other things, the provisions set forth in Section 6.02(h) and those provisions in Exhibit D hereto that are
identified as being required by the Shareholders Agreement.   If requested by
the Lead Investors, the terms of the Shareholders Agreement shall be subject to approval by the Court in an order in aid of the Confirmation Order.

      Share Multiplier.   "Share Multiplier" has the meaning set forth in
Section 6.07(a).

      Silver Point. "Silver Point" means and refers to SPCP Group, LLC, or such of its affiliates as may assume its rights and obligations under this Plan and the Holdco Note Purchase Agreement on notice to the Plan Proponents.

      Smelter. "Smelter" means and refers to each of the Goldendale Smelter and the Dalles Smelter.

      Smelter Acquisition. "Smelter Acquisition" means and refers to the acquisition of the Goldendale Smelter by Holdco or NSC from GAC pursuant to
Section 6.04(b).

      Smelter Restart. "Smelter Restart" means and refers to a re-commencement of aluminum production at one or more cell lines at a Smelter that results in the production of 20,000MT of aluminum during six consecutive months of commercial operations.

      Specialties DIP Facility. "Specialties DIP Facility" means and refers to the Debtor-in-Possession Loan and Security Agreement in the maximum amount of $2,500,000 extended by the Specialties DIP Lenders to Specialties and approved by a Final Order entered on December 9, 2004, subject to such changes prior to the Confirmation Date as may be agreed to by Specialties and the Specialties DIP Lenders and approved by the Court.

      Specialties DIP Lenders. "Specialties DIP Lenders" means and refers individually and collectively to SPCP Group, LLC and Harbert Distressed Investment Master Fund, Ltd., as lenders under the Specialties DIP Facility.

      Specialties Exit Facility. "Specialties Exit Facility" means and refers to the post-reorganization revolving credit facility to be extended by the Specialties Exit Lender to Reorganized Specialties pursuant to such terms as may be agreed to by the Plan Proponents, the Lead Investors and the Specialties Exit Lender.

      Specialties Exit Lender. "Specialties Exit Lender" means and refers to the lender under the Specialties Exit Facility to be identified in the Confirmation Order.

      Specialties Impaired Claims. "Specialties Impaired Claims" means and refers collectively to (i) the Claims of the First Mortgage Noteholders against Specialties arising from Specialties' guarantee of the First Mortgage Notes, (ii) the Hydro Subordinated Note Claim against Specialties, (iii) the Metal Exchange Claim (if asserted against Specialties), and (iv) any other Claims against Specialties that are identified by the Debtors as "Specialties Impaired Claims." The Debtors may identify Claims against Specialties that do not arise from the provision of goods and/or services to Specialties in the ordinary course as

"Specialties Impaired Claims" by filing with the Court and serving on the Claimant a notice of such designation on or before five Business Days before the date fixed for the Confirmation Hearing.

      Specialties Operating Claims. "Specialties Operating Claims" means and refers to all Claims against Specialties other than the Specialties Impaired Claims and the Allowed Secured Claim(s) of Wasco County, Oregon against Specialties for ad valorem property taxes, which are expected to total approximately $500,000 on the Effective Date.

      Subsidiary Debtor Interests. "Subsidiary Debtor Interests" means and refers collectively to the Interests in the Subsidiary Debtors held by GNA on the Effective Date.

      Subsidiary Debtors. "Subsidiary Debtors" means and refers collectively to Technologies, Northwest and Specialties.

      Trust Indenture Act. "Trust Indenture Act" means and refers to the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder.

      Union.  "Union" means and refers collectively to the United
Steelworkers of America local #9170, which represents the hourly employees of Northwest and Specialties in collective bargaining.

      Unsecured Claim. "Unsecured Claim" means a Claim other than a Claim for payment of an Administrative Expense, a Priority Claim, a Priority Tax Claim, a Secured Claim, or an Interest.

      Unsecured Creditors' New Equity Stake. "Unsecured Creditors' New Equity Stake" means and refers collectively to (i) the 449,000 shares of Holdco Common Stock to be distributed Pro Rata pursuant to Section 6.07(a) to the holders of Allowed Class Three Claims, the holders of Allowed GAC Trade Claims that are treated as Class Three Claims, and any Allowed Goldendale Claims that are treated as Class Three Claims, and (ii) the additional shares of Holdco Common Stock to be distributed to the holders of such Claims pursuant to Section 6.07(b).

      U.S. Trustee. "U.S. Trustee" means and refers to the United States Trustee for the District of Oregon.

      Voting Deadline. "Voting Deadline" means and refers to the deadline established by the Voting Procedures Order for the submission of votes to accept or reject this Plan.

      Voting Procedures Order. "Voting Procedures Order" means and refers to that certain Order entered by the Court at or following a hearing on January 13, 2005, establishing, among other things, certain voting procedures for the First Mortgage Noteholders and notice procedures for the GAC Retirement Plan Participants.

      Voting Record Date. "Voting Record Date" means and refers to the date established by Order of the Court on which the Record Holders and Beneficial Holders on such date are subject to the voting procedures established in the Voting Procedures Order.

      Wilcox.  "Wilcox" means and refers to Brett E. Wilcox.

      Wilcox Consulting Agreement. "Wilcox Consulting Agreement" means and refers to the consulting contract to be entered into on or before the Effective Date between Wilcox and Holdco pursuant to Section 6.10, in the form of Exhibit C, with such changes as may be agreed to by the Plan Proponents, the Lead Investors and Wilcox and approved by the Court in the Confirmation Order.

                                   ARTICLE II
                       ADMINISTRATIVE EXPENSES, TAX CLAIMS
                      AND CERTAIN GOLDENDALE-RELATED CLAIMS

      2.01 Compensation and Expenses of Professional Persons. Compensation and reimbursement of expenses of Professional Persons relating to services performed on and after the Petition Date but before the Effective Date, to the extent such compensation and expense reimbursement has not been paid prior to the Effective Date and has been allowed by the Court on notice and application shall be paid in full within 10 Business Days after the entry of a Final Order allowing such compensation and expense reimbursements.

      2.02 Bar Date for Administrative Claims.

           (a) Pre-Effective Date Claims and Expenses. All applications for final compensation of Professional Persons for services rendered and reimbursement of expenses incurred on or before the Effective Date and all other requests for payment of administrative costs and expenses incurred on or before the Effective Date under section 507(a)(1) or 507(b) of the Code (except for Claims for Administrative Expenses incurred in the ordinary course of business and Claims under 28 U.S.C. ss. 1930) shall be filed no later than 60 days after the Effective Date or shall forever be barred from recovery against the Debtors, the Reorganized Debtors, Holdco or NSC, any property of the Debtors, the Reorganized Debtors, Holdco or NSC, or any distributions under this Plan.

           (b) Substantial Contribution Claims and Expenses. Any Person who requests compensation or expense reimbursement for making a substantial contribution in the Cases pursuant to section 503(b)(3), (4) or (5) of the Code must file an application with the clerk of the Court no later than 60 days after the Effective Date and serve such application on the Plan Proponents and as otherwise required by the Court and the Code and the Federal Rules of Bankruptcy Procedure or be forever barred from seeking such compensation or expense reimbursement against the Debtors, the Reorganized Debtors, Holdco or NSC, any property of the Debtors, the Reorganized Debtors, Holdco or NSC, or any distributions under this Plan. Without limitation to the generality of the foregoing, and without limiting the Lead Investors' right to file any other or further Claim, the Plan Proponents have agreed to support the Lead Investors' application for allowance of an Administrative Expense Claim for a substantial contribution in the Cases of $175,000 in respect of the fees and expenses incurred by the Lead Investors in connection with, among other things, negotiating, funding and implementing this Plan and the Holdco Note Purchase Agreement, which amount was identified by the Lead Investors in early November 2004 as their estimate of the fees and expenses they had incurred through that date.

      2.03 Priority Tax Claims. At the option of the Plan Proponents, (A) each holder of an Allowed Priority Tax Claim shall receive cash equal to the unpaid portion of such Allowed Priority Tax Claim on or as soon as practicable after the later of (i) the Effective Date and (ii) the date on which such Claim becomes an Allowed Priority Tax Claim or (B) the Reorganized Debtors may pay Allowed Priority Tax Claims over a period not exceeding six (6) years after the date of the assessment of the Priority Tax Claim as provided in subsection 1129(a)(9)(C) of the Code. If the Plan Proponents elect option (B) as to any Priority Tax Claim, then the payment of such Allowed Priority Tax Claim shall be made in equal semiannual installments with the first installment due on the latest of: (i) the Effective Date, (ii) 30 calendar days after the date on which an order allowing such Priority Tax Claim becomes a Final Order, and (iii) such other time as may be agreed to by the holder of such Priority Tax Claim and the Plan Proponents. Each installment shall include simple interest on the unpaid portion of such Allowed Priority Tax Claim, without penalty of any kind, at a per annum interest rate equal to the Prime Rate plus one percent (1%); provided, however, that the Reorganized Debtors may pay any Allowed Priority Tax Claim, or any remaining balance of such Allowed Priority Tax Claim, in full, at any time on or after the Effective Date, without premium or penalty.

      2.04 Payment of Allowed Claims for Administrative Expenses. Holders of Allowed Claims for Administrative Expenses (other than compensation and reimbursement for Professional Persons and Priority Tax Claims) shall be paid in full in cash as soon as practicable after the Effective Date or upon such other terms as have been agreed upon with such Claimant. Administrative Expenses that represent liabilities incurred in the ordinary course of business shall be paid by the Reorganized Debtors in accordance with their terms.

      2.05 Derivative Treatment of GAC Retirement Plan Claims. Any and all GAC Retirement Plan Claims, whether filed by the GAC Retirement Plan, a GAC Retirement Plan Participant, or a GAC Retirement Plan Fiduciary, shall be treated as Claims on behalf of the GAC Retirement Plan for the benefit of all GAC Retirement Plan Participants, not as direct Claims of the Persons asserting them. For the avoidance of doubt, nothing in this Plan is intended to discharge any GAC Retirement Plan Claims against GAC, GHC, any GAC Retirement Plan Fiduciary, or any officer, director or agent of the Debtors: only the Subsidiary Debtors will receive a discharge pursuant to this Plan.

      2.06 Treatment of GAC Trade Claims. Each GAC Trade Claim that would be an Allowed Claim or a Disallowed Claim if it were a Claim against one of the Debtors shall be treated for all purposes under this Plan other than classification and voting as an Allowed Priority Claim, an Allowed Convenience Claim, an Allowed De Minimis Claim, an Allowed Class Three Claim, or a Disallowed Claim, as applicable. Each holder of any such GAC Trade Claim shall be treated as and shall be deemed for all purposes under this Plan other than classification and voting as the holder of an Allowed Priority Claim, an Allowed Convenience Claim, an Allowed De Minimis Claim, an Allowed Class Three Claim, or a Disallowed Claim, as applicable. Notwithstanding such treatment, GAC Trade Claims are not classified for purposes of Section 1122 of the Code or entitled to vote on this Plan. The holder of each GAC Trade Claim will receive notice of the relevant terms of this Plan and the Disclosure Statement and, except for those holders of GAC Trade Claims who are deemed to have elected to participate in the Plan, will have an opportunity to decide whether to participate in this Plan (including the opportunity to make any applicable election to have such GAC Trade Claim treated as a Convenience Claim or De Minimis Claim). As a condition to electing to participate in this Plan in respect of a GAC Trade Claim, each holder of a GAC Trade Claim shall be deemed to assign to Holdco all of such holder's claims against GAC relating to such GAC Trade Claim. The holder of a GAC Trade Claim must make a timely election to obtain the treatment described in this section, except for the holder of a GAC Trade Claim identified in Schedule 1 as having been deemed to make such election (either for the convenience of such holder or as a result of its specific agreement with the Plan Proponents).

      2.07 Bar Date for Goldendale Claims. Any Class Nine Claims (in addition to the Class Nine Claim scheduled by Technologies) shall be filed no later than 60 days after the Effective Date or shall forever be barred from recovery against the Debtors, the Reorganized Debtors, Holdco or NSC, any property of the Debtors, the Reorganized Debtors, Holdco or NSC, or any distributions under this Plan.

                                  ARTICLE III
                     CLASSIFICATION OF CLAIMS AND INTERESTS

      3.01 Division of Claims and Interests. All Claims against and Interests in the Debtors (other than Administrative Expenses and Priority Tax Claims as described in Article II above) are divided into the following classes for all purposes, including voting, confirmation and distribution pursuant to this Plan.

      3.02 Class One. Class One consists of all Allowed Priority Claims. Class One does not include GAC Trade Claims, although certain Allowed GAC Trade Claims may be treated as if they were Class One Claims.

      3.03 Class Two. Class Two is divided into two sub-classes: Class Two A and Class Two B. Class Two A consists of the Allowed Secured Claims of the First Mortgage Noteholders. Class Two B consists of the Allowed Secured Claims of Wasco County, Oregon in respect of ad valorem property taxes.

      3.04 Class Three. Class Three consists of all Allowed Unsecured Claims other than De Minimis Claims, Convenience Claims, Specialties Operating Claims, and Intercompany Claims. Class Three also does not include (i) GAC Trade Claims, although certain Allowed GAC Trade Claims may be treated as if they were Class Three Claims as and to the extent provided in Section 2.06, or (ii) Goldendale Claims, although certain Allowed Goldendale Claims may be treated as if they were Class Three Claims as and to the extent provided in Section 5.08. Class Three includes the Hydro Subordinated Note Claim, Allowed Specialties Impaired Claims, and the Allowed Unsecured Claims of the First Mortgage Noteholders (including any Claims arising from the rejection or cancellation of the Indenture), and any Allowed Claims for GAC Retirement Plan Claims.

           (a) Notwithstanding that the Indenture Trustee has submitted a single Claim for amounts relating to the First Mortgage Notes under the Indenture, the Indenture Trustee may not vote on behalf of any of the First Mortgage Noteholders for purposes of voting to accept or reject this Plan. Rather, each Record Holder on the Voting Record Date established by the Court shall submit a ballot in accordance with the Voting Procedures Order. For purposes of determining whether this Plan has been accepted by the requisite number and amount of Class Three Claims, the ballots of Class Three Claimants of each of the Debtors shall be separately tabulated and reported to the Court pursuant to Local Bankruptcy Rule 3018-2.C. A separate ballot must be used to accept or reject this Plan with respect to each Class Three Claim against each Debtor, and if a Claimant holds Class Three Claims against more than one Debtor (e.g., on account of a joint and several obligation or on account of a guarantee by one Debtor of another Debtor's obligation), each such Claim must be voted separately, provided, however, that the each First Mortgage Noteholder will receive a single ballot for voting its Class Three Claims against the Debtors, and such ballot will be counted as a vote to accept or reject this Plan as to all four of the Debtors.

           (b) Any GAC Retirement Plan Claims that are provisionally allowed for Plan voting purposes will be counted as a single vote of the GAC Retirement Plan to reject this Plan as to GNA, unless the Court orders otherwise for cause shown. No ballot shall be required for the deemed voting of any provisionally allowed GAC Retirement Plan Claims.

      3.05 Class Four A. Class Four A consists of all Allowed Convenience Claims. The First Mortgage Noteholders, the Hydro Subordinated Note Claim, the GAC Retirement Plan Claims and Intercompany Claims do not have a right to elect Class Four A treatment. For purposes of determining whether this Plan has been accepted by the requisite number and amount of Class Four A Claims, the ballots of Class Four A Claimants of each of the Debtors shall be separately tabulated and reported to the Court pursuant to Local Bankruptcy Rule 3018-2.C. A separate ballot must be used to accept or reject this Plan with respect to each Class Four A Claim against each Debtor, and if a Claimant holds Class Four A Claims against more than one Debtor (e.g., on account of a joint and several obligation or on account of a guarantee by one Debtor of another Debtor's obligation), each such Claim must be voted separately.

      3.06 Class Four B. Class Four B consists of all Allowed De Minimis Claims. The First Mortgage Noteholders, the Hydro Subordinated Note Claim, the GAC Retirement Plan Claims and Intercompany Claims do not have a right to elect Class Four B treatment.

      3.07 Class Five. Class Five consists of the GNA Interests.

      3.08 Class Six. Class Six consists of the Subsidiary Debtor Interests.

      3.09 Class Seven. Class Seven consists of all Allowed Specialties Operating Claims.

      3.10 Class Eight. Class Eight consists of all Intercompany Claims.

      3.11 Class Nine. Class Nine consists of all Allowed Goldendale Claims.

      3.12 Claims Against Multiple Debtors. Claims against two or more Debtors (whether as co-obligors, primary and secondary obligors, or otherwise) or against one or more of the Debtors and either or both of GAC and GHC on account of the same Claim are treated for all purposes under this Plan as a single Claim (which may be an Allowed Claim, a Disallowed Claim, or a partially Allowed Claim) and as Disallowed Claims to the extent of any duplication. Notwithstanding such treatment, Claims against multiple Debtors are entitled to vote and shall be separately tabulated and reported to the Court for purposes of determining whether this Plan has been accepted by the requisite number and amount of Claims of each Class.

      3.13 Cramdown. The Plan Proponents reserve the right to request the Court to confirm this Plan under Section 1129(b) of the Code, and to modify this Plan to the extent, if any, that confirmation under Section 1129(b) requires modification.

                                   ARTICLE IV
                 TREATMENT OF CLAIMS NOT IMPAIRED UNDER THE PLAN

      4.01 Class One-Priority Claims. In complete settlement, satisfaction and discharge of its Claim(s), a Person holding a Claim in Class One will receive a cash payment equal to the amount of such Allowed Priority Claim on or within 10 Business Days after the later of (i) the Effective Date and (ii) the date upon which such Priority Claim becomes an Allowed Claim, or as otherwise agreed by such Person and the Reorganized Debtor liable for such Claim.

      4.02 Class Four B-De Minimis Claims. Each holder of an Allowed De Minimis Claim will be paid in full in cash on the later of (i) the Effective Date and
(ii) the date such Claim becomes an Allowed Claim.

      4.03 Class Seven-Specialties Operating Claims. The legal, equitable, and contractual rights of Claimants holding Specialties Operating Claims will, except as provided in Sections 365(e)(1) and 541(c)(1) of the Code, be unaltered by commencement of Specialties' Case or confirmation of this Plan. Reorganized Specialties will pay all Allowed Specialties Operating Claims in the ordinary course of Reorganized Specialties' business, unaffected by commencement of Specialties' Case. Accordingly, the Specialties Operating Claims, which will be unimpaired under this Plan, will not receive any distributions under this Plan on account of such Claims.

      4.04 Unimpaired Claims. By virtue of the foregoing provisions of this
Article IV, the Claims in Classes One, Four B and Seven are unimpaired under this Plan, and the holders of such Claims are not entitled to vote to accept or reject this Plan.

                                   ARTICLE V
            TREATMENT OF CLAIMS AND INTERESTS IMPAIRED UNDER THE PLAN

      5.01 Class Two A-Secured Claims of First Mortgage Noteholders. On the Effective Date, Holdco will distribute $105,000 in cash, the Indenture Trustee Notes, the New Mortgage Notes and the First Mortgage Noteholders' New Equity Stake on account of the transfer to Holdco of the Secured Claims of the First Mortgage Noteholders pursuant to Section 6.02(b); provided, however, that in the event there is any dispute regarding the amount of the Indenture Trustee Fees and Expenses, such cash and Indenture Trustee Notes shall not be distributed until the resolution of such dispute pursuant to Section 7.03. The Indenture Trustee Fees and Expenses shall be satisfied pursuant to Section 7.02(b)(i). Pursuant to Section 6.08 and Section 7.02, each First Mortgage Noteholder will receive thereafter on account of its Allowed Class Two A Claim a Pro Rata share of the New Mortgage Notes and the First Mortgage Noteholders' New Equity Stake.

      5.02 Class Two B-Secured Claims of Taxing Authorities. Each holder of an Allowed Class Two B Claim shall receive payment of such Claim in equal semiannual installments over a period not to exceed six years from the date of assessment, with the first installment due on the latest of: (i) the Effective Date, (ii) 30 calendar days after the date on which an order allowing such Claim becomes a Final Order, and (iii) such other time as may be agreed to by the holder of such Claim and the Plan Proponents. Each installment shall include simple interest from the Effective Date on the unpaid portion of such Allowed Class Two B Claim, without penalty of any kind, at a per annum interest rate equal to the Prime Rate or such other rate as may be agreed by the parties or fixed by the Court; provided, however, that the Reorganized Debtors may pay any Allowed Class Two B Claim, or any remaining balance of such Allowed Class Two B Claim, in full, at any time on or after the Effective Date, without premium or penalty. The holder of an Allowed Class Two B Claim shall retain the liens securing such Claim and its other legal and statutory rights with respect to such Claim, including without limitation, in the event of a default in payment of either pre- or post- Petition Date Claims, its rights and remedies under Oregon law. Northwest and Specialties specifically reserve the right to seek a reassessment of the property securing the Class Two B Claims and a redetermination of the amount of tax owed.

      5.03 Class Three-General Unsecured Claims. Pursuant to Section 6.07, each Claimant will receive on account of the transfer or deemed transfer to Holdco of its Allowed Class Three Claim a Pro Rata share of the Unsecured Creditors' New Equity Stake; provided, that any distribution in respect of the Hydro Subordinated Note shall be made to the Indenture Trustee for the benefit of the First Mortgage Noteholders.

      5.04 Class Four A-Convenience Class. As soon as practicable after the later of (i) the Effective Date and (ii) the date on which a Claim becomes an Allowed Unsecured Claim, distributions shall be made as follows: (a) each Person holding an Allowed Unsecured Claim in an amount equal to or less than $25,000 and which is not a De Minimis Claim, a First Mortgage Noteholder's Claim, a Hydro Subordinated Note Claim, a GAC Retirement Plan Claim or an Intercompany Claim shall receive in complete settlement, satisfaction and discharge of its Claim a cash payment equal to 10% of such Allowed Unsecured Claim and (b) each Person holding an Allowed Unsecured Claim in excess of $25,000 that is not a First Mortgage Noteholder's Claim, a Hydro Subordinated Note Claim, a GAC Retirement Plan Claim or an Intercompany Claim that elects by the Voting Deadline by so indicating on the claimant's ballot in a space to be provided therefor to reduce such Allowed Unsecured Claim to $25,000 shall receive in complete settlement, satisfaction and discharge of its Claim a cash payment of $2,500. An election to reduce an Allowed Unsecured Claim is irrevocable and the Person who made such election may not seek treatment or vote as a member of Class Three. All Claimants holding Unsecured Claims that elect to reduce their Class Three Claims as described herein are members of Class Four A for voting and distribution purposes.

      5.05 Class Five-GNA Interests. The holder of the GNA Interests shall not receive any distributions under this Plan on account of such Interests. The holder of the GNA Interests shall retain the GNA Interests, except that pursuant to Section 6.02(d), all of GNA's assets and properties (other than the GNA Retained Assets, which the Debtors believe to have no market value) shall be transferred to Holdco on the Effective Date. Accordingly, the Confirmation Order will provide that the holder of the GNA Interests is impaired and will not receive or retain under this Plan on account of the GNA Interests any property having a cognizable value for purposes of section 1129(b)(2)(B)(ii) of the Code.

      5.06 Class Six-Subsidiary Debtor Interests. In satisfaction of the Class Two A and Class Three Claims held by Holdco (and subject to Section 6.04(c)), GNA will transfer ownership of the Subsidiary Debtor Interests to Holdco on the Effective Date pursuant to Section 6.02(d). Such Interests are impaired under this Plan because GNA will not receive any distributions under this Plan on account of the Subsidiary Debtor Interests.

      5.07 Class Eight-Intercompany Claims. On the Effective Date the Intercompany Claims shall be cancelled and shall no longer constitute a liability of, or be enforceable against, any of the Reorganized Debtors.

      5.08 Class Nine-Goldendale Claims. Pursuant to Section 6.01(b)(iv), if the Goldendale Independent Person reports to the Court that the proposed terms of the Smelter Acquisition are fair to GAC and GHC, then GNA shall cause the GAC and GHC bankruptcy cases to be dismissed and a Goldendale Trustee will not be appointed. If for any reason the

Goldendale Independent Person does not report to the Court that the proposed terms of the Smelter Acquisition are fair to GAC and GHC, then each Allowed Class Nine Claim will be treated in the same manner as other Allowed Claims of the same Class or type as such Claim (i.e., as an Administrative Expense Claim, a Secured Claim, an Unsecured Claim, etc.) and each holder of such Allowed Claim will be treated in the same manner as holders of other Allowed Claims of the same Class or type as such Claim except that the Goldendale Trustee (if such a Person is appointed) shall have until 30 days after the date on which such Claim becomes an Allowed Claim (or such later date as the Plan Proponents may agree) to make any elections applicable to an Allowed Claim of such Class or type. The Reorganized Debtors will object to the allowance of the Goldendale Claims on account of the amounts owed by GAC to the Debtors both before and after Petition Date, and on any other proper grounds, whether or not a Goldendale Trustee is appointed.

      5.09 Impaired Claims and Interests. By virtue of the foregoing provisions of Article V, (i) the Claims in Classes Two A, Two B, Three and Four A are impaired under this Plan and are entitled to vote to accept or reject this Plan and (ii) the Claims and Interests in Classes Five, Six and Eight will not receive or retain any property under this Plan, are deemed to not accept this Plan pursuant to section 1126(g) of the Code, and shall not be solicited or have any right to vote to accept or reject this Plan. By virtue of the provisions of
Section 5.08, Class Nine Claims that become Allowed Claims may come within either or both of the foregoing clauses (i) and (ii) of this Section, but are deemed to not accept this Plan, assuming that the Goldendale Trustee is not appointed prior to the deadline for voting on this Plan, and in order for the Court to determine that the treatment of any such Claims is fair and equitable (unless such claims are resolved pursuant to an order of the Court approving an agreement for the Smelter Acquisition).

                                   ARTICLE VI
                      MEANS FOR IMPLEMENTATION OF THE PLAN

      6.01 Continuation of Businesses; Resolution of GAC and GHC Bankruptcy
Cases.

           (a) Continuation of Debtors' Businesses. After the Effective Date, the Reorganized Debtors shall continue to operate their businesses subject to their obligations under this Plan, with all corporate and limited liability company powers allowed under applicable state law, without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable law. Except as otherwise expressly provided in this Plan, on the Effective Date the Reorganized Debtors will be vested with all of the property of their respective estates free and clear of all Claims, liens, encumbrances, charges and other interests of creditors and equity security holders, and may operate their businesses free of any restrictions imposed by the Code or by the Court.

           (b) Goldendale Independent Person; Resolution of GAC and GHC Bankruptcy Cases.

               (i) On or as soon after the Effective Date as possible, Holdco or NSC will acquire the Goldendale Smelter from GAC pursuant to Section 6.04(b). In order to confirm that the terms of the Smelter Acquisition are fair to GAC and GHC, the Debtors moved the Court for appointment of the Goldendale Independent Person, who was appointed on or about December 23, 2004.

               (ii) The Court's order directing the appointment of the Goldendale Independent Person instructed him to (x) review the analysis and conclusions of the Debtors' special counsel regarding the validity and enforceability of the First Mortgage Liens against and security interests in the assets of GAC and make such further investigation as he determines to be reasonably necessary to ascertain independently whether there is any substantial basis for concluding that the First Mortgage Liens are not valid and enforceable first priority liens on substantially all assets of GAC other than tolling agreements, inventory, accounts receivable, and other rights to payment and related intangibles, (y) determine independently whether the officers and directors of the Debtors exercised reasonable business judgment in deciding that GAC and GHC would not be reorganized under or be participants in this Plan, and (z) determine independently whether enforcement of the First Mortgage Liens by foreclosure or a transfer in lieu thereof for the purpose of acquiring the Goldendale Smelter and substantially all other assets of GAC as contemplated by this Plan is not fundamentally unfair to GAC, GHC or their creditors. The Debtors may request that the Goldendale Independent Person undertake additional investigations and evaluate proposed transactions and claims that may affect GAC, provided that the Debtors first consult with counsel for the Committee, and obtain an order of the Court expanding the scope of the Goldendale Independent Person's duties.

               (iii) The order directing the appointment of the Goldendale Independent Person further instructs him to file and serve on counsel for each of the Plan Proponents and for the U.S. Trustee a written report of his findings and conclusions with respect to the matters described in paragraph (ii) above on or before February 1, 2005.

               (iv) If the Goldendale Independent Person reports to the Court that the proposed terms of the Smelter Acquisition are fair to GAC and GHC, then GNA shall cause each of the GAC and GHC bankruptcy cases to be dismissed (or converted to a case under Chapter 7) promptly following the closing of the Smelter Acquisition (and following such further actions as may be specifically agreed to by GNA and the Goldendale Independent Person and authorized by the Court). Notwithstanding the generality of the foregoing, neither the GAC nor the GHC bankruptcy case shall be dismissed without notice and a hearing pursuant to section 1112(b) of the Code.

               (v) The order directing the appointment of the Goldendale Independent Person provides that the Goldendale Independent Person and any professionals retained by him pursuant to an order of the Court shall be compensated pursuant to Section 330 of the Code with total compensation not to exceed $50,000 without prior approval of the Court. Payment of such compensation shall be funded first from liquid assets available to GAC, to the extent such liquid assets consist of collateral securing the First Mortgage Notes, and if such assets are unavailable or insufficient, then from funds available from the Specialties DIP Facility, to the extent available thereunder. The Reorganized Debtors and Holdco shall not be obligated to compensate the Goldendale Independent Person for services rendered after the Effective Date or a conversion of the GAC bankruptcy case to a case under Chapter 7, whichever occurs first.

               (vi) Notwithstanding anything in this Section 6.01(b) or elsewhere in this Plan that might suggest otherwise, this Plan does not provide for the reorganization of GAC or GHC. The GAC and GHC bankruptcy cases will either be dismissed pursuant to Section 6.01(b)(iv) or shall proceed separately from the Cases following the appointment of a Goldendale Trustee.

           (c) As soon as practicable after the Effective Date, Reorganized GNA shall cause GNA Equipment Holdings, LLC (an Oregon limited liability company wholly owned by GNA that does not own any assets) to be dissolved.

           (d) Wilcox will preserve the corporate existence of Reorganized GNA for at least 30 days following the Effective Date, or such longer period as Holdco may request, and shall cause Reorganized GNA to take such corporate actions as may reasonably be requested by Holdco to implement this Plan. Holdco will provide reasonable assistance to Wilcox in connection with such actions and hold Wilcox harmless from and against all reasonable fees and expenses relating to same, including without limitation reasonable attorneys' and accountants' fees.

      6.02 Transfers of Class Two A and Class Three Claims to Holdco and Satisfaction of Claims.

           (a) Incorporation. Before or on the Effective Date, the Lead Investors will cause Holdco to be organized as a Delaware corporation pursuant to the Holdco Articles. On the Effective Date or as soon as possible thereafter, the Initial Board of Directors will adopt the Holdco By-Laws.

           (b) Contribution to Holdco of First Mortgage Noteholders' Claims. On or, at the option of the relevant First Mortgage Noteholder, before the Effective Date, and prior to the transfers to Holdco by GNA pursuant to Section 6.02(d), each First Mortgage Noteholder shall contribute to Holdco all of its right, title and interest in and to the indebtedness under or relating to the First Mortgage Notes and the Indenture, all of the First Mortgage Liens, and all related rights and interests of the First Mortgage Noteholders (including, without limitation, their rights under all subordination agreements and intercreditor agreements, including those relating to the Hydro Subordinated Note Claim). Pursuant to the Confirmation Order and section 1142(a) of the Code, each First Mortgage Noteholder shall execute such instruments of transfer as the Plan Proponents, Holdco or Holdco's assigns may reasonably request to evidence the transfer of such indebtedness, First Mortgage Liens, related rights and interests; provided, however, that in the event any First Mortgage Noteholder fails to so execute such instruments, the Indenture Trustee shall be authorized to do so on its own behalf and on behalf of such First Mortgage Noteholders, and in the event the Indenture Trustee fails to so execute such instruments, then it and the relevant First Mortgage Noteholders shall nevertheless be deemed to have done so and such instruments shall be effective notwithstanding such failure.

           (c) Contribution to Holdco of Class Three Claims. On the Effective Date and prior to the transfers to Holdco by GNA pursuant to Section 6.02(d), each holder of Class Three Claims (other than holders of First Mortgage Notes) shall be deemed to have contributed to Holdco all of its right, title and interest in and to such Class Three Claims in exchange for its Pro Rata share of the Unsecured Creditors' New Equity Stake, as set forth in Section 6.07(a).

           (d) Transfer of GNA Assets, Including Subsidiary Debtor Interests. On the Effective Date and after the contributions (or deemed contributions) to Holdco of the Class Two A and Class Three Claims, GNA shall be deemed to have transferred to Holdco all of its assets and properties, including specifically and without limitation the Subsidiary Debtor Interests, but excluding the GNA Retained Assets, in complete settlement, satisfaction and discharge of the Class Two A and Class Three Claims acquired by Holdco (subject to Section 6.04(c)). At the request of the Lead Investors (with the Plan Proponents' consent, not to be unreasonably withheld) prior to such transfer GNA will reorganize one or more of the Subsidiary Debtors into limited liability companies.

           (e) Contribution of NWED Shares. Before or on the Effective Date, and unless the Lead Investors (with the Plan Proponents' consent, not to be unreasonably withheld) direct otherwise, Wilcox will (i) convert NWED from a limited liability company to an Oregon corporation and (ii) transfer to Holdco all NWED capital stock in consideration for the Holdco Common Stock to be issued to Wilcox pursuant to the Wilcox Consulting Agreement or otherwise. The Lead Investors (with the Plan Proponents' consent, not to be unreasonably withheld) and Wilcox may agree upon and provide for an alternative structure in connection with the transfer of NWED or its assets to Holdco. The Debtors, the Committee (to the extent practicable and without cost to it or any of its members), and Holdco will provide reasonable assistance to Wilcox in connection with such actions and hold Wilcox harmless from and against all reasonable fees and expenses relating to same, including without limitation reasonable attorneys' and accountants' fees, but excluding any tax liabilities that arise from the conversion of NWED from a limited liability company to a corporation or from the transfer of NWED capital stock to Holdco.

           (f) Holdco Common Stock. On the Effective Date, Holdco will: (i) issue 449,000 shares of Holdco Common Stock for Pro Rata distribution to the holders of the Allowed Class Three Claims pursuant to Sections 6.07(a), 2.06 and 5.08; (ii) reserve a sufficient number of shares of Holdco Common Stock as may be required for issuance pursuant to Section 5.03 to holders of Claims that become Allowed Claims after the Effective Date; (iii) reserve a sufficient number of shares of Holdco Common Stock for issuance to Wilcox pursuant to
Section 6.10(b); (iv) issue 1,000 shares of Holdco Common Stock for distribution to the holders of the Allowed Class Two A Claims pursuant to Section 6.08; and
(v) issue to the New Investors 550,000 shares of Holdco Common Stock pursuant to
Section 6.06. The holders of Holdco Common Stock will elect members of the Board of Directors and decide all other matters subject to shareholder votes under the Holdco Articles, the Holdco By-Laws, the Shareholders Agreement and applicable law. The full terms of the Holdco Common Stock will be set forth in the Holdco Articles. As soon as practicable following the Effective Date, Holdco shall cause a "Letter of Representations" to be submitted to the Depository Trust Company so as to facilitate transfers of uncertificated interests in Holdco Common Stock.

           (g) Securities Act Exemption. Except as described in the following sentence, all issuances, offers and sales of securities as described in this Plan shall be exempt from registration under the Securities Act pursuant to
Section 1145 of the Code. It is anticipated that offers and sales of securities pursuant to the Holdco Note Purchase Agreement, Holdco Common Stock issued on account of GAC Trade Claims, and Holdco Common Stock issued in connection with the Wilcox Consulting Agreement will be exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act.

           (h) Shareholders Agreement. All of the issued and outstanding shares of Holdco Common Stock shall be subject to the terms of the Shareholders Agreement, which shall be signed by each of Holdco and the Lead Investors and deemed executed by any First Mortgage Noteholder that becomes a party to the Holdco Note Purchase Agreement and

Wilcox in the event he exercises the right to purchase Holdco Notes as described in Section 6.06(e), and, pursuant to the Confirmation Order, deemed executed by each Claimant that accepts any interests in Holdco Common Stock. The Shareholders Agreement shall provide, among other things, that: (i) in the event of an arms-length sale of all of the Lead Investors' shares of Holdco Common Stock to a Person that is not an affiliate of either Lead Investor, the Lead Investors shall have the right to require all other holders of Holdco Common Stock to sell all of their shares of Holdco Common Stock on the same terms and conditions as those applicable to the sale of the Lead Investors' shares of Holdco Common Stock; and (ii) in the event of a sale of all of the Lead Investors' shares of Holdco Common Stock to a Person that is not an affiliate of either Lead Investor, the Lead Investors shall, as a condition to such sale by the Lead Investors, require such Person to make an offer to purchase all of the shares of Holdco Common Stock owned by holders thereof other than the Lead Investors on the same terms and conditions as applicable to the sale by the Lead Investors of their Holdco Common Stock to such Person.

      6.03 Termination of GAC Retirement Plan Fiduciary Status. If and to the extent any of the Debtors or their officers or agents is a GAC Retirement Plan Fiduciary for any purpose, their status as such shall terminate automatically and without further action or notice by them on the Effective Date, without any liability on their part or obligation to appoint a successor GAC Retirement Plan Fiduciary. Nothing in this section shall terminate or otherwise affect the status of any other Person (including without limitation GAC or its officers or agents) who may be a GAC Retirement Plan Fiduciary.

      6.04 Transactions Concerning First Mortgage Notes.

           (a) Formation of NSC. On or as soon as practicable following the Effective Date, Holdco will form NSC as a Person in such form and jurisdiction as Holdco may determine (unless Holdco determines in its sole discretion to acquire and hold the First Mortgage Notes and the First Mortgage Liens directly).

           (b) Enforcement of First Mortgage Notes. On or as soon as practicable following the Effective Date and formation of NSC (and assuming that Holdco does not determine to acquire and hold them directly), Holdco will transfer to NSC the First Mortgage Notes and the First Mortgage Liens and all related rights and interests of the First Mortgage Noteholders and cause NSC to enforce the First Mortgage Notes and the First Mortgage Liens against all Persons other than the Reorganized Debtors and their properties by, among other things, foreclosure of the First Mortgage Liens, acceptance of collateral in lieu of foreclosure, purchase of collateral by credit-bid, the commencement of judicial action, the filing or amendment of proofs of claim, or such other means as Holdco may determine. Nothing in this Plan shall prohibit or restrict Holdco or NSC from acquiring the collateral for the First Mortgage Notes or any other property by any means permitted by law.

           (c) Retention of Claims Against GHC and GAC. Except as provided in
Section 2.06 with respect to the assignment of GAC Trade Claims to Holdco, nothing in this Plan shall release, limit or otherwise modify the claims or other rights of any Person (including Holdco or NSC as the assignee of the claims of the First Mortgage Noteholders and the First Mortgage Liens) against GHC or GAC, all of which shall be preserved to the fullest extent permitted by the Code and other applicable law.

      6.05 Specialties Credit Facilities. On the Effective Date, the Specialties DIP Facility will be replaced by the Specialties Exit Facility. Reorganized Specialties' obligations to the Specialties Exit Lender under the Specialties Exit Facility will be secured by a first lien on and security interest in all accounts receivable, inventory and related payment and general intangibles of Reorganized Specialties. The proceeds of the Specialties Exit Facility will be used to repay the Specialties DIP Facility, to fund Reorganized Specialties' business operations and, subject to any limitations in the documentation for the Specialties Exit Facility, to pay the costs and expenses of maintaining the Smelters, the costs and expenses of Smelter Restart, and for general working capital purposes of Holdco and its subsidiaries. The terms of the Specialties Exit Facility will be disclosed to the Court and approved to the extent determined by the Plan Proponents to be appropriate in the Confirmation Order.

      6.06 Sale of Holdco Notes.

           (a) General Terms. On the Effective Date, Holdco will issue $5,500,000 in principal amount of Holdco Notes and 550,000 shares of Holdco Common Stock pursuant to the Holdco Note Purchase Agreement. The Holdco Notes will be due and payable on March 31, 2010. The Holdco Notes will accrue interest at 8% per annum, payable quarterly in arrears, provided, however, that at the option of Holdco any or all interest accruing in respect of the Holdco Notes for the first twelve quarters they are outstanding may be deferred until the maturity date of the Holdco Notes, with such deferred interest also accruing interest at the rate of 8% per annum.

           (b) Guarantee; Security. The Reorganized Subsidiary Debtors and NSC will guarantee payment and performance of the Holdco Notes pursuant to separate guarantees thereof pursuant to the Holdco Note Purchase Agreement, provided, however, that such guarantee by Reorganized Technologies will terminate automatically, without any further action or consent of the holders of the Holdco Notes, upon the closing of a Permitted Reorganized Technologies Disposition. The obligations of Holdco under the Holdco Notes will be secured by a first priority pledge of the equity interests of NSC and the Reorganized Subsidiary Debtors. The obligations of NSC and the Reorganized Subsidiary Debtors under their guarantees of the Holdco Notes will be further secured by
(i) a first lien and security interest on all of their property, plant and equipment and general intangibles (other than general intangibles relating to tolling agreements), subject only to the prior liens securing the Class Two B Claims and any liens on the property acquired pursuant to Section 6.04(b) having priority over the First Mortgage Liens, and (ii) a subordinate lien and security interest on all accounts receivable, inventory and related payment and general intangibles relating to tolling agreements, which will be junior to the lien thereon of the Specialties Exit Lender. All of such liens and security interests will be in favor of the Collateral Agent for the benefit of the holders of the Holdco Notes. The proceeds of the Holdco Notes will be used to make payments required to be made on the Effective Date pursuant to Articles II, IV and V, to fund operations of Specialties, to pay the costs and expenses of holding and maintaining the Smelters, the costs and expenses of Smelter Restart, and for other general corporate purposes of Holdco and its subsidiaries.

           (c) Investment by Lead Investors. On and subject to the terms of the Holdco Note Purchase Agreement, the Lead Investors shall purchase on the Effective Date $5,500,000 in principal amount of Holdco Notes minus the aggregate principal amount of all Holdco Notes purchased on the Effective Date by (i) any First Mortgage Noteholders pursuant to Section 6.06(d), and (ii) Wilcox, pursuant to Section 6.06(e).

           (d) First Mortgage Noteholders' Co-Investment Right. On and subject to the terms of the Holdco Note Purchase Agreement, the Lead Investors and GNA have agreed that each eligible First Mortgage Noteholder (i.e., each First Mortgage Noteholder that is capable of making the representations and warranties required of all New Investors pursuant to Section 4 of the Holdco Note Purchase Agreement, including that the First Mortgage Noteholder is an Accredited Investor) shall have the option to acquire a portion of the Holdco Notes otherwise to be purchased by the Lead Investors, in accordance with the following terms:

               (i) Each First Mortgage Noteholder may acquire its pro rata share of 50% of the Holdco Notes (and the Holdco Common Stock issued in connection therewith), in proportion to such First Mortgage Noteholder's ownership of the total amount of First Mortgage Notes. For example, if a First Mortgage Noteholder owns $15 million in principal amount of the First Mortgage Notes (i.e., 10% of the $150 million in total principal amount of the First Mortgage Notes), it would be entitled to acquire 5% (i.e., 10% of the 50% available for co-investment) of the Holdco Notes (and Holdco Common Stock) issued under the Holdco Note Purchase Agreement. A First Mortgage Noteholder may elect to acquire less than its pro rata share of 50% of the Holdco Notes if it wishes to do so;

               (ii) In order to exercise such option, a First Mortgage Noteholder must execute and deliver to GNA (with a copy to each of the Lead Investors, all in accordance with the "Notice" provisions in Section
      8.3 of the Holdco Note Purchase Agreement) a properly completed and duly signed Schedule A-2 to the Holdco Note Purchase Agreement for such First Mortgage Noteholder;

               (iii) Such Schedule A-2 to the Holdco Note Purchase Agreement may be rejected by GNA unless it is preceded or accompanied by an irrevocable earnest money deposit not later than three Business Days after the Confirmation Date (unless GNA and the Lead Investors agree otherwise) equal to 10% of the principal amount of the Holdco Notes that the First Mortgage Noteholder proposes to purchase and a duly signed counterpart signature page to the Escrow Agreement in substantially the form attached to the Holdco Note Purchase Agreement. Using the same example as before, if a First Mortgage Noteholder owning $15 million in principal amount of the First Mortgage Notes fully exercised its co-investment option, it would be able to purchase $275,000 of Holdco Notes and would be required to deliver an earnest money deposit of $27,500 with its duly signed Schedule A-2 to the Holdco Note Purchase Agreement;

               (iv) Once delivered to GNA, an earnest money deposit may not be withdrawn by a First Mortgage Noteholder, but shall be refunded in accordance with Section 1.2 of the Escrow Agreement and in any event shall be refunded if the closing of the sale of the Holdco Notes has not occurred by June 30, 2005 (unless the First Mortgage Noteholder agrees otherwise);

               (v) Except as set forth in the prior clause, a First Mortgage Noteholder's earnest money deposit shall not be refundable for any reason, and the Lead Investors shall have the sole discretion to determine whether the conditions precedent to the closing of the Holdco Note Purchase Agreement have been satisfied, or to waive any or all of such conditions precedent to the obligation of the New

      Investors thereunder. Any forfeited earnest money shall become the property of Holdco on the Effective Date; and

               (vi) A First Mortgage Noteholder's failure or refusal to consummate a purchase of Holdco Notes shall not limit or release the Lead Investors from their obligation to purchase all of the Holdco Notes.

           (e) Wilcox' Option to Acquire Lead Investors' Allocation of Holdco Notes. On and subject to the terms of the Holdco Note Purchase Agreement, each of the Lead Investors has granted Wilcox an option to acquire up to 15% of such Lead Investor's allocation of the Holdco Notes, after giving effect to any purchase of Holdco Notes by First Mortgage Noteholders pursuant to Section 6.06(d) and a similar deemed purchase by the Lead Investors of Holdco Notes in their capacity as First Mortgage Noteholders. For example, if First Mortgage Noteholders other than the Lead Investors purchase $500,000 in principal amount of the Holdco Notes and the Lead Investors are deemed to purchase $1,000,000 in principal amount of the Holdco Notes by co-investment (notwithstanding that all of the Holdco Notes purchased by the Lead Investors on the Effective Date will be in their capacity as Lead Investors, not as co-investors), Wilcox will have the right to purchase a maximum of $600,000 in principal amount of Holdco Notes (i.e., 15% of $4 million in principal amount of Holdco Notes (being the remaining amount of the Holdco Notes after giving effect to the co-investment by First Mortgage Noteholders other than the Lead Investors and the deemed co-investment solely for purposes of such calculation by the Lead Investors)).

               (i) In order to exercise such option, Wilcox must complete and deliver to GNA (with a copy to each of the Lead Investors, all in accordance with the "Notice" provisions in Section 8.3 of the Holdco Note Purchase Agreement) a properly completed and duly signed Schedule A-3 to the Holdco Note Purchase Agreement, together with an irrevocable earnest money deposit not later than four Business Days after the Confirmation Date (unless GNA and the Lead Investors agree otherwise) equal to 10% of the principal amount of the Holdco Notes that Wilcox proposes to purchase and a duly signed counterpart signature page to the Escrow Agreement in substantially the form attached to the Holdco Note Purchase Agreement;

               (ii) Once delivered to GNA, an earnest money deposit may not be withdrawn by Wilcox, but shall be refunded in accordance with Section 1.2 of the Escrow Agreement and in any event shall be refunded if the closing of the sale of the Holdco Notes has not occurred by June 30, 2005 (unless Wilcox agrees otherwise);

               (iii) If Wilcox exercises such option, Holdco will issue the appropriate amount of Holdco Notes (and Holdco Common Stock issued in connection therewith) directly to Wilcox on the Effective Date upon his payment therefor; and

               (iv) Wilcox' exercise of such option shall not limit or release the Lead Investors from their obligation to purchase all of the Holdco Notes if for any reason Wilcox fails or refuses to consummate his purchase of some or all of the Holdco Notes as to which he has exercised his purchase option.

           (f) Back-Stop Investment.

               (i) If for any reason the Lead Investors fail or refuse to purchase all of the Holdco Notes they are obligated to purchase on the closing date therefor determined, then the Plan Proponents may elect to cause Holdco to sell the Holdco Notes to the Back-Stop Investors in the place of and on the same terms as the Lead Investors (including without limitation the terms applicable to any co-investment in the Holdco Notes by First Mortgage Noteholders) pursuant to an agreement in substantially the same form as the Holdco Note Purchase Agreement, except as described in this paragraph (f). Any such election shall be made within such time as the Plan Proponents shall determine (without the participation of any of the Back-Stop Investors or the Lead Investors in their deliberations), provided that the Back-Stop Investors will have a minimum of 10 days to make such election but may be required to provide a nonrefundable earnest money deposit for any election period in excess of 10 days, in such amount as the Plan Proponents may determine to be necessary to compensate the Debtors' estates for the costs of keeping such election open, and provided, further, that the Back-Stop Investors shall cause the Specialties DIP Lenders to release the Lead Investors from any guarantee by them of the Specialties DIP Facility on the Effective Date or, if the Lead Investors or one of their affiliates is the Specialties DIP Lenders, the Back-Stop Investors shall cause the Specialties DIP Facility to be repaid and any commitments thereunder terminated on the Effective Date.

               (ii) Notwithstanding the foregoing, in the event of a dispute between the Lead Investors and the Plan Proponents with respect to the satisfaction of the conditions precedent to the Lead Investors' obligations to purchase the Holdco Notes, upon receipt by the Plan Proponents of a written notice from the Lead Investors that such a dispute exists, the Plan Proponents agree that the Lead Investors shall be entitled to request a hearing with respect to such dispute before the Court on short notice and that the Debtors shall not close a transaction for the sale of the Holdco Notes to the Back-Stop Investors until the Court has entered a ruling regarding such dispute.

               (iii) A purchase of the Holdco Notes by the Back-Stop Investors pursuant to this paragraph (f) shall not require any further voting by Claimants or approval by the Court, but is an integral part of this Plan, provided, however, that the Lead Investors shall have the right to object to confirmation of this Plan or the closing of the sale of the Holdco Notes to the Back-Stop Investors pursuant to this Plan without re-solicitation of acceptances of this Plan if any material term or condition of this Plan or the Holdco Note Purchase Agreement is amended in connection with a sale of the Holdco Notes to the Back-Stop Investors.

           (g) Anti-Dilution Adjustment. The 550,000 shares of Holdco Common Stock to be issued to the New Investors pursuant to the Holdco Note Purchase Agreement will be adjusted from time to time following the issuance of additional shares of Holdco Common Stock pursuant to Section 6.07(b) so as to maintain the New Investors' proportionate interest in the Holdco Common Stock vis-a-vis the Unsecured Creditors' New Equity Stake.

      6.07 Unsecured Creditors' New Equity Stake.

           (a) As soon as practicable after the Effective Date, each Person holding on the Effective Date an Allowed Claim that is treated as a Class Three Claim will receive a Pro Rata share of 449,000 shares of Holdco Common Stock. An amount equal to (i) the aggregate dollar amount of all such Allowed Claims on the Effective Date divided by (ii) 449,000 will be calculated and fixed at the date of distribution of the 449,000 shares of Holdco Common Stock and referred to as the "Share Multiplier". For example, if there were $224,500,000 aggregate amount of Claims treated as Allowed Class Three Claims on the Effective Date, the Share Multiplier would be $500 (i.e., $224,500,000 divided by 449,000).

           (b) As soon as practicable after the date on which a Claim that is not treated as an Allowed Class Three Claim on the Effective Date becomes an Allowed Claim treated as a Class Three Claim, the Person holding such Claim will receive the number of shares equal to (i) the dollar amount of such Allowed Claim divided by (ii) the Share Multiplier. For example, if a Class Three Claim that is not an Allowed Claim on the Effective Date subsequently becomes an Allowed Claim in the amount of $100,000, and the Share Multiplier were equal to $500, the holder would receive 200 shares of Holdco Common Stock (i.e., $100,000 divided by $500).

      6.08 Issuance of New Mortgage Notes and First Mortgage Noteholders' New Equity Stake.

           (a) On the Effective Date, Holdco will issue the New Mortgage Notes and the First Mortgage Noteholders' New Equity Stake on account of the transfer to Holdco of the Secured Claims of the First Mortgage Noteholders. NSC and the Reorganized Subsidiary Debtors will guarantee payment and performance of the New Mortgage Notes pursuant to a separate guarantee thereof.

           (b) The New Mortgage Notes will be due and payable on March 31, 2011. The New Mortgage Notes will accrue interest at 10% per annum, payable quarterly in arrears, provided, however, that at the option of Holdco any or all interest accruing in respect of the New Mortgage Notes for the first twelve quarters they are outstanding may be deferred until the maturity date of the New Mortgage Notes, with such deferred interest also accruing interest at the rate of 10% per annum.

           (c) The guarantee of the New Mortgage Notes by Reorganized Technologies will terminate automatically, without any further action or consent of the holders thereof, upon the closing of a Permitted Reorganized Technologies Disposition. The obligations of NSC and the Reorganized Subsidiary Debtors under the guarantees of the New Mortgage Notes will be secured by a junior lien on and security interest (including, to the extent so provided by a Final Order and not previously paid, junior to the obligation to pay certain compensation to Professional Persons entitled to priority in an amount allowed by a Final Order not to exceed $1,000,000) in favor of the Collateral Agent for the benefit of the holders of the New Mortgage Notes in all property, plant and equipment and general intangibles (other than general intangibles relating to tolling agreements) of NSC and the Reorganized Subsidiary Debtors, provided, however, that the lien on and security interest in the property, plant and equipment of Reorganized Technologies will terminate or be subordinated, as applicable, by the Collateral Agent without further any action by or consent of the holders of the New Mortgage Notes upon notice by Holdco to the Collateral Agent of the termination or subordination of the lien on and security interest in such property by the holders of the Holdco Notes in connection with a bona fide third party equity or debt financing of Reorganized Technologies.

           (d) Any other provision of this Plan notwithstanding, the New Mortgage Notes shall be issued only in whole multiples of $1,000, even though the calculation of Pro Rata amounts of New Mortgage Notes to be distributed to a Claimant may include amounts in excess of whole multiples of $1,000. The actual amount of each New Mortgage Note shall be rounded down to the nearest whole multiple of $1,000 if the Pro Rata amount of New Mortgage Notes that would be issued to a First Mortgage Noteholder in excess of a whole multiple of $1,000 is less than or equal to $500, and rounded up to the nearest whole multiple of $1,000 if the Pro Rata amount of New Mortgage Notes that would be issued to a First Mortgage Noteholder in excess of a whole multiple of $1,000 is greater than $500. For the purpose of this Section 6.08, the determination whether the Pro Rata amount of New Mortgage Notes issued to a First Mortgage Noteholder should be rounded up or down to the nearest whole multiple of $1,000 shall be made with respect to the amounts of First Mortgage Notes held by the Beneficial Holders thereof, rather than with respect to the amounts held by the Record Holders.

           (e) Anti-Dilution Adjustment. The 1,000 shares of Holdco Common Stock to be issued to the First Mortgage Noteholders pursuant to this Section will be adjusted from time to time following the issuance of additional shares of Holdco Common Stock pursuant to Section 6.07(b) so as to maintain the First Mortgage Noteholders' proportionate interest in the Holdco Common Stock as holders of Secured Claims vis-a-vis the Unsecured Creditors' New Equity Stake.

      6.09 Appointment of Initial Board of Directors; Management of Reorganized Subsidiary Debtors. On or before the Effective Date, the Initial Board of Directors shall be appointed pursuant to the Holdco Articles, this Plan and the Confirmation Order. After the Effective Date, unless otherwise determined by the Initial Board of Directors, Gene Davis shall be the interim President and Chief Executive Officer of Holdco and each of the Reorganized Subsidiary Debtors, and Wilcox will serve as a consultant to Holdco and the Reorganized Subsidiary Debtors and shall provide assistance in connection with environmental, Union and BPA matters; NWED's energy projects and tolling negotiations; and pursuing strategic merger and acquisition opportunities, all subject to the terms of the Wilcox Consulting Agreement, provided that Wilcox agrees to be retained by Holdco and the Reorganized Subsidiary Debtors after the Effective Date. As of the Effective Date, the other existing senior officers of the Debtors shall continue to serve as officers of the Reorganized Subsidiary Debtors in their current capacities. The organizational documents for the Reorganized Subsidiary Debtors will be amended as soon as practicable following the Effective Date to provide that the directors of the Reorganized Subsidiary Debtors shall be a subset of the persons who constitute the Board of Directors and as required by
Section 1123(a)(6) of the Code to prohibit the issuance of non-voting equity securities.

      6.10 Wilcox Consulting Agreement; Retirement, Indemnification and Other Agreements.

           (a) Wilcox Consulting Agreement; Stock Grants and Options. Wilcox and Holdco will enter into the Wilcox Consulting Agreement prior to or on the Effective Date. The Wilcox Consulting Agreement will be in the form set forth in Exhibit C hereto, and shall provide, subject to the terms and conditions set forth therein, for the grant to Wilcox of, and options to acquire, in the aggregate, not more than 7.5% of the Holdco Common Stock on a fully-diluted basis.

           (b) Anti-Dilution Adjustment. The number of shares of Holdco Common Stock allocated and awarded to Wilcox will be adjusted from time to time following the issuance of additional shares of Holdco Common Stock pursuant to
Section 6.07(b) so as to maintain Wilcox' proportionate interest in the Holdco Common Stock vis-a-vis the Unsecured Creditors' New Equity Stake.

           (c) Existing Benefit Plans. To the extent that the Debtors have in place as of the Effective Date, or this Plan provides for, employment, retirement, indemnification, and other agreements with their respective current directors, officers, and employees who will continue in such capacities after the Effective Date, or retirement income plans, welfare benefit plans and other plans for such Persons, such agreements, programs, and plans shall remain in place after the Effective Date (other than any executory contracts rejected pursuant to Section 10.01) and the Reorganized Debtors shall continue to honor such agreements, programs and plans, except that (i) all such agreements, programs and plans of GNA shall be assumed by Holdco on the Effective Date and
(ii) the retirement income plans, welfare benefit plans and other programs of benefits provided to bargaining unit employees and their spouses and dependents under the Existing Union Contract shall be modified in the manner and to the extent set forth in the New Union Contracts. Subject to the terms of the New Union Contracts, as of the Effective Date the Reorganized Debtors shall have the authority to terminate, amend or enter into employment, retirement, indemnification and other agreements with their current directors, officers, and employees and to terminate, amend, or implement retirement income plans, welfare benefit plans and other plans for active employees.

                                  ARTICLE VII
                       PROVISIONS GOVERNING DISTRIBUTIONS

      7.01 Distributions for Claims Allowed as of the Effective Date.

           (a) Except as otherwise provided in this Article VII or as may be ordered by the Court, distributions to be made on the Effective Date on account of Claims that are Allowed Claims as of the Effective Date shall be made as of the Effective Date. Distributions shall be deemed made as of the Effective Date if made on the Effective Date or as promptly thereafter as practicable, but in any event no later than 20 days after the later of Effective Date and the receipt of any instruments required to be surrendered in connection with such distribution.

           (b) From and after the Effective Date, cash to be distributed on the Effective Date on account of Claims that are Allowed Claims as of the Effective Date shall be held pending distribution in trust in segregated accounts in the name of the Disbursing and Exchange Agent for the benefit of the holders of such Claims. The Disbursing and Exchange Agent shall invest such cash in a manner consistent with the U.S. Trustee's investment and deposit guidelines. Distributions of cash on account of each Claim that is an Allowed Claim as of the Effective Date shall not include interest from such investment of cash. Holdco Common Stock to be deemed issued and distributed pursuant to this Plan shall be issued as of the Effective Date regardless of the date on which it is actually distributed.

      7.02 Distributions by the Disbursing and Exchange Agent and the Indenture Trustee.

           (a) All distributions of Holdco Common Stock and cash shall be made by the Disbursing and Exchange Agent as required under this Plan, except that distributions of cash, the Indenture Trustee Notes, the New Mortgage Notes and the Holdco Common Stock on account of the First Mortgage Noteholders' Claims under the Indenture shall be made by the Disbursing and Exchange Agent to the Indenture Trustee for further distribution pursuant to Section 7.02(b) below. The Disbursing and Exchange Agent may employ or contract with other entities to assist in or make the distributions required by this Plan with the consent of the Plan Proponents. The Disbursing and Exchange Agent shall serve without bond, and each Person that is employed by the Disbursing and Exchange Agent to assist in or make the distributions required by this Plan shall receive, without further Court approval, reasonable compensation for distribution services rendered pursuant to this Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Plan Proponents.

           (b) Indenture Trustee.

               (i) Any individual proof of claim by a First Mortgage Noteholder on account of a Claim under or evidenced by a First Mortgage Note, with respect to which First Mortgage Note a proof of claim has been deemed filed or filed by the Indenture Trustee will be a Disallowed Claim as of the Effective Date. Instead, as of the Effective Date one Claim will be allowed in the name of the Indenture Trustee on behalf of all of the First Mortgage Noteholders in their capacity as holders of the First Mortgage Notes, whether in respect of the First Mortgage Notes, the rejection or cancellation of the Indenture, or otherwise. As and to the extent set forth herein, all distributions of cash, Indenture Trustee Notes, New Mortgage Notes and Holdco Common Stock provided for under this Plan on account of the First Mortgage Notes or the Indenture shall be made by the Disbursing and Exchange Agent or Holdco, as the case may be, to the Indenture Trustee for further distribution by the Indenture Trustee to Record Holders of the First Mortgage Notes. The Indenture Trustee shall retain the $105,000 of cash and the Indenture Trustee Notes in full satisfaction of the Indenture Trustee Fees and Expenses and shall distribute the New Mortgage Notes and the Holdco Common Stock to the Record Holders of the First Mortgage Notes. To the extent the Indenture Trustee Fees and Expenses include amounts earned by the Indenture Trustee for post-Effective Date fees and expenses, such amounts shall be deemed satisfied exclusively from the $105,000 in cash distributed pursuant to
      Section 5.01.

               (ii) Notwithstanding the provisions of Section 7.11 regarding the rejection or cancellation of the Indenture, the Indenture shall continue in effect to the extent necessary to allow the Indenture Trustee to receive and make distributions of the New Mortgage Notes and Holdco Common Stock pursuant to this Plan on account of the First Mortgage Notes and to maintain the validity of the Indenture Trustee Charging Lien. Any of the foregoing actions taken by the Indenture Trustee in good faith and consistent with this Plan shall be binding on each First Mortgage Noteholder, and any actions taken by the Indenture Trustee that are not for these purposes shall be null and void as against Holdco, NSC, the Debtors, the Reorganized Debtors and the First Mortgage Noteholders, and Holdco, NSC, the Debtors, the Reorganized Debtors and the First Mortgage Noteholders shall have no obligations to the Indenture Trustee for any fees, costs or expenses incurred in connection with any such unauthorized actions or actions to enforce any Indenture Trustee Charging Lien or to collect any fees or expenses.

      7.03 Indenture Trustee Fees and Expenses. On or before the Confirmation Date, the Indenture Trustee shall deliver to counsel to the Lead Investors with copies to the Debtors and the Committee invoices setting forth in reasonable detail all unpaid fees and expenses incurred by the Indenture Trustee in its capacity as trustee under the Indenture, including the fees and expenses of its counsel. The Court will have jurisdiction over any dispute as to whether the Indenture Trustee has established that its fees and expenses are reasonable and compensable under the terms of the Indenture. Until any such dispute is resolved, no cash or Indenture Trustee Notes shall be distributed under Section
5.01 and the Indenture Trustee will not make any distribution to the Record Holders of the First Mortgage Notes. Except as provided in the definition of "Indenture Trustee Fees and Expenses", and notwithstanding anything else to the contrary contained in this Plan or the Indenture, the Indenture Trustee shall not have any right to recover (including out of any distribution to the First Mortgage Noteholders) any fees or internal or out-of-pocket expenses it incurs in performing its obligations or the services required under or related to this Plan or the Indenture.

      7.04 Distribution Record Date. As of the Distribution Record Date, the transfer register for the First Mortgage Notes maintained by the Indenture Trustee or its agents shall be closed for the purpose of determining the right to distributions under this Plan. Moreover, except as provided in Section 7.11, the Disbursing and Exchange Agent, the Indenture Trustee and their respective agents shall have no obligation to recognize the transfer of any First Mortgage Notes occurring after the Distribution Record Date, and shall be entitled for all purposes relating to this Plan to recognize and deal only with those holders of record as of the close of business on the Distribution Record Date, Holdco, and any assign of Holdco's interests in the First Mortgage Notes.

      7.05 Surrender of Notes or Instruments.

           (a) Except as provided below for lost, stolen, mutilated or destroyed notes or instruments, each holder of an Allowed Claim evidenced by a note or instrument (other than holders of an Allowed Claim based on First Mortgage Notes) shall tender such note or instrument to the Disbursing and Exchange Agent in accordance with written instructions to be provided to such holders by the Disbursing and Exchange Agent as promptly as practicable following the Effective Date. Such instructions shall specify that delivery of the notes and instruments will be effected, and risk of loss and title thereto will pass, only upon proper delivery of such notes and instruments with a letter of transmittal in accordance with such instructions. All surrendered notes and instruments shall be marked as canceled and delivered to the Reorganized Debtors. Except as set forth in this Plan, no distribution under this Plan shall be made to or on behalf of any holder of a Claim evidenced by a note or instrument, unless and until such note or instrument is received or the non-availability of such note or instrument is established to the satisfaction of the Reorganized Debtors.

           (b) In addition to any requirements under any notes or instruments (other than the First Mortgage Notes) or the articles or certificate of incorporation and by-laws of the Debtors, any holder of a Claim evidenced by a note or instrument (other than holders of the First Mortgage Notes) that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such note or instrument, deliver to the Disbursing and Exchange Agent: (i) evidence satisfactory to the Disbursing and Exchange Agent of its loss, theft, mutilation or destruction, and (ii) such security or indemnity as may be required by the Disbursing and Exchange Agent to hold the Disbursing and Exchange Agent harmless from any damages, liabilities or costs incurred in treating such individual as a holder of a Claim evidenced by such note or instrument.

      7.06 Surrender of the First Mortgage Note; Certification as Accredited Investor Status. On the Effective Date the Indenture Trustee shall, pursuant to
Section 6.02(b), deliver to Holdco the global First Mortgage Note to evidence the transfer to Holdco by the First Mortgage Noteholders and the Indenture Trustee of the First Mortgage Notes, the First Mortgage Noteholders' Claims and the First Mortgage Liens. The Indenture Trustee's failure to surrender or delay in surrendering the First Mortgage Note shall not in any way limit the transfer of any of the foregoing to Holdco pursuant to Section 6.02(b) or the discharge of the Claim evidenced thereby pursuant to Section 9.01.

           (a) A holder of a First Mortgage Note shall not be recognized as an entitlement holder of Holdco Common Stock or New Mortgage Notes issued in respect thereto until such holder has delivered to the Disbursing and Exchange Agent a certification that such First Mortgage Noteholder is or is not an Accredited Investor.

           (b) If 35 or more First Mortgage Noteholders certify that they are not Accredited Investors, then (in order to comply with the requirements of the Trust Indenture Act) the New Mortgage Notes will be issued pursuant to a trust indenture complying with the requirements of the Trust Indenture Act after an application for qualification of such trust indenture is effective.

           (c) If less than 35 First Mortgage Noteholders certify that they are not Accredited Investors, then the New Mortgage Notes will be issued without a trust indenture or with a trust indenture that does not necessarily comply with all of the requirements of the Trust Indenture Act (unless the Committee reasonably determines in consultation with the Lead Investors that the use of a trust indenture complying with the requirements of the Trust Indenture Act is in the best interests of the holders of the New Mortgage Notes).

           (d) For purposes of determining if there are 35 or less First Mortgage Noteholders that are not Accredited Investors, and in order to ensure compliance with the requirements of the Trust Indenture Act, any holder of an Allowed GAC Trade Claim entitled to receive Holdco Common Stock on account of such Claim that does not certify that it is an Accredited Investor within 90 days after the Effective Date will be assumed not to be an Accredited Investor and (under integration of offering principles) will be counted as if it were a non-Accredited Investor First Mortgage Noteholder.

           (e) Notwithstanding anything herein to the contrary, this Plan shall provide the same treatment to First Mortgage Noteholders that are Accredited Investors and First Mortgage Noteholders that are not Accredited Investors.

      7.07 Unclaimed Cash, Holdco Common Stock or Other Property. If any Person entitled to receive cash, Holdco Common Stock, New Mortgage Notes or other property under this Plan from the Disbursing and Exchange Agent or Holdco cannot be located on the Effective Date, but such Person is located within one year of the Effective Date, any such cash, Holdco Common Stock, New Mortgage Notes or other property, together with any dividends or distributions payable thereon, will be paid or distributed to such Person as soon as practicable thereafter. If such Person cannot be located within one year of the Effective

Date, any such cash, Holdco Common Stock, New Mortgage Notes or other property and accrued dividends or distributions thereon will become property of and shall be released to Holdco; provided, however, that nothing in this Plan shall require Holdco to attempt to locate any such Person beyond attempting to communicate with that Person at his last known address or the last known address of his attorney of record.

      7.08 Fractional Shares. Any other provision of this Plan notwithstanding, distribution of shares of the Holdco Common Stock shall be made only in full shares. No fractional shares shall be distributed even though the relevant calculation may arrive at a number of shares to be distributed to a particular Claimant that includes a fractional amount. When any calculation calls for a distribution of a fractional share, the actual number of shares distributed shall be rounded down to the nearest whole number if the fraction is less than or equal to 0.50 and rounded up to the nearest whole number if the fraction is greater than 0.50, provided, that if such rounding would result in the distribution of more or fewer shares of Holdco Common Stock than provided by this Plan for the Unsecured Creditors' New Equity Stake or the First Mortgage Noteholders' New Equity Stake, then the rounding point shall be adjusted up or down to the extent necessary to result in the distribution of the number of shares of Holdco Common Stock provided by this Plan. For the purpose of this
Section 7.08, the determination whether fractional shares exist shall be made by examining the distributions as if made to the Beneficial Holders rather than the Record Holders.

      7.09 Distribution Dates. Whenever any distribution of cash, Holdco Common Stock, New Mortgage Notes or other property to be made under this Plan is due on a day other than a Business Day, such distribution will instead be made, without interest, on the next Business Day.

      7.10 Tax Provisions. Pursuant to section 1146(c) of the Code, the issuance, transfer or other exchange of a security, or the making or delivery of an instrument of transfer, under this Plan shall not be taxed under any state or local law imposing a stamp tax, transfer tax or similar tax or fee.

      7.11 Cancellation of Indenture. On the Effective Date, the Indenture shall, except as provided in Section 7.02(b), be deemed canceled, terminated and of no further force or effect as to the Reorganized Debtors. Notwithstanding the foregoing or any other provision of this Plan, such cancellation of the Indenture as to the Reorganized Debtors shall not impair rights and duties under the Indenture as between the Indenture Trustee and the beneficiaries of the trust created thereby, or as between the Indenture Trustee and GNA, as set forth in the Indenture, including, inter alia, the right of the Indenture Trustee to enforce the Indenture Trustee Charging Lien pursuant to the Indenture. Notwithstanding the surrender of the First Mortgage Notes to the Indenture Trustee pursuant to Section 7.06, the First Mortgage Notes shall not be canceled pursuant to this Plan, and such First Mortgage Notes shall be evidence of the entitlement of Holdco to enforce any other Person's indebtedness thereunder and the First Mortgage Liens.

      7.12 Interests in Holdco Common Stock to be Uncertificated. Unless the Lead Investors shall determine otherwise, all of the shares of Holdco Common Stock issued pursuant to this Plan shall be held by The Depository Trust Company, which shall maintain a registry of the beneficial interests of the entitlement holders thereof. Any shares of Holdco Common Stock issued pursuant to this Plan to the United States of America, on behalf of the Internal Revenue Service, (i) shall be registered or made payable in the name of "The United States Treasury -- Internal Revenue Service", and (ii) shall be certificated, and the

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

certificate(s) therefor delivered to the United States' counsel of record in the Cases, if (and only if) (A) reasonably practicable, as determined in good faith by the Lead Investors, or (B) required by applicable federal law.

                                  ARTICLE VIII
                        CONDITIONS TO THE EFFECTIVE DATE

      8.01 Conditions to Confirmation. This Plan shall be null and void and have no force or effect unless the Court shall have entered an order confirming this Plan in accordance with Chapter 11 (the "Confirmation Order"), which order shall be a Final Order and which order shall:

           (a) except as otherwise provided in this Plan, discharge each Subsidiary Debtor and its successors in interest, effective on the Effective Date, from any Claim and any "debt" (as the term is defined in section 101(12) of the Code) and provide that the Subsidiary Debtor's liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or non-liquidated, contingent or non-contingent, asserted or unasserted, fixed or not, matured or unmatured, disputed or undisputed, legal or equitable, known or unknown, that arose from any agreement of such Subsidiary Debtor entered into or obligation of such Subsidiary Debtor or from any conduct of such Subsidiary Debtor, including, without limitation, all interest, if any, on any such Claim or debt, whether such interest accrued before or after the date of commencement of the applicable Subsidiary Debtor's Case, and from any liability of a kind specified in sections 502(g), 502(h) and 502(i) of the Code, whether or not a proof of claim is filed or deemed filed under section 501 of the Code, such Claim is allowed under section 502 of the Code, or the holder of such Claim has accepted this Plan;

           (b) except as otherwise provided in this Plan, provide for the transfers by GNA to Holdco pursuant to Section 6.02(d) on the Effective Date to be free and clear from any Claim and any "debt" (as the term is defined in section 101(12) of the Code) and provide that Holdco shall have no liability in respect thereof, whether such Claims or debts are reduced to judgment or not, liquidated or non-liquidated, contingent or non-contingent, asserted or unasserted, fixed or not, matured or unmatured, disputed or undisputed, legal or equitable, known or unknown, that arose from any agreement of any of the Debtors entered into or obligation of any of the Debtors or from any conduct of any of the Debtors, including, without limitation, all interest, if any, on any such Claim or debt, whether such interest accrued before or after the date of commencement of GNA's or the applicable Subsidiary Debtor's Case, and from any liability of a kind specified in sections 502(g), 502(h) and 502(i) of the Code, whether or not a proof of claim is filed or deemed filed under section 501 of the Code, such Claim is allowed under section 502 of the Code, or the holder of such Claim has accepted this Plan;

           (c) limit the Subsidiary Debtors' and Holdco's liability for any Claim to the cash and other consideration that the Debtors and Holdco are required to pay or distribute pursuant to this Plan;

           (d) declare that the provisions of the Confirmation Order shall not be severable and are mutually dependent;

           (e) declare that the issuance of the Holdco Notes, the Holdco Common Stock, the New Mortgage Notes and the Indenture Trustee Notes and the recordation of any mortgages shall be free from any and all recordation and transfer taxes;

           (f) approve and authorize the Holdco Note Purchase Agreement in substantially the form filed with the Court and authorize Holdco to issue the Holdco Notes and Holdco Common Stock to the New Investors and the Reorganized Subsidiary Debtors and NSC to execute such other documents as the New Investors may reasonably require to effectuate the treatment afforded them under the Holdco Note Purchase Agreement, including the creation of the security interests and liens in favor of the New Investors granted thereby;

           (g) approve and authorize the Specialties Exit Facility in accordance with the terms presented to the Court by the Plan Proponents and authorize the Reorganized Subsidiary Debtors to execute such other documents as the Specialties Exit Lender may reasonably require to effectuate the treatment afforded it under the Specialties Exit Facility, including the creation of the security interests and liens in favor of the Specialties Exit Lender granted thereby;

           (h) declare that the Plan Proponents have solicited acceptances of this Plan in good faith and in compliance with the Code, and that the Plan Proponents and each of their affiliates, agents, directors, officers, employees, advisors and attorneys have participated in good faith and in compliance with the applicable provisions of the Code in the offer, issuance, sale and purchase of securities offered or sold under this Plan, and therefore are not liable for the violation of any applicable law, rule or regulation governing the solicitation of votes on this Plan or the offer, issuance, sale and purchase of securities under this Plan;

           (i) declare that the issuance of the Holdco Common Stock, the New Mortgage Notes, the Indenture Trustee Notes and the Holdco Notes issued under this Plan are exempt from any and all federal and state securities registration requirements;

           (j) declare that neither the conversion of NWED to a corporation and transfer of all NWED capital stock to Holdco nor any alternative transaction described in or pursuant to Section 6.02(e) shall impair any lien, security interest, or other interest of Northwest or GAC in property in which NWED has an interest; and

           (k) approve the releases and injunctions granted and created by this Plan.

      8.02 Conditions to the Effective Date. The occurrence of the Effective Date shall be subject to the satisfaction or the waiver by the Plan Proponents (acting jointly) of the following conditions:

           (a) The Confirmation Order shall be entered and shall be a Final
Order;

           (b) The satisfaction of all conditions precedent to the closing of the Holdco Note Purchase Agreement and the Specialties Exit Facility;

           (c) To the extent the Lead Investors have not directed otherwise, the conversion of NWED from a limited liability company to an Oregon corporation and the transfer to Holdco of all NWED capital stock; and

           (d) The satisfaction of all conditions precedent to the effectiveness of the New Union Contracts (other than any condition therein relating to the effectiveness of this Plan).

      8.03 Waiver. The Plan Proponents (acting jointly) may waive any of the requirements contained in this Article VIII, at any time without formal action and without leave of Court.

                                   ARTICLE IX
                          EFFECTS OF PLAN CONFIRMATION

      9.01 Discharge. Except as otherwise expressly provided in this Plan, the confirmation of this Plan shall discharge each of the Subsidiary Debtors effective on the Effective Date from any Claim and any "debt," as that term is defined in section 101(12) of the Code, and each Subsidiary Debtor's liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or non-liquidated, contingent or non-contingent, asserted or unasserted, fixed or not, matured or unmatured, disputed or undisputed, legal or equitable, known or unknown, that arose from any agreement of the Subsidiary Debtors entered into or obligation or conduct of the Debtors arising prior to the Effective Date, including, without limitation, all interest, if any, on any such Claim or debt, whether such interest accrued before or after the date of commencement of the applicable Subsidiary Debtor's Case, and from any liability of a kind specified in sections 502(g), 502(h) and 502(i) of the Code, whether or not a proof of claim is filed or deemed filed under section 501 of the Code, such Claim is allowed under section 502 of the Code, or the holder of such Claim has accepted this Plan. Notwithstanding any term of this Plan to the contrary, there shall be no discharge of Claims against GNA.

      9.02 Post-Effective Date Effect of Instruments and Other Evidence of Claims. First Mortgage Notes and other evidences of Claims against the Debtors shall, as of the Effective Date, represent as against the Debtors only the right to participate in the distributions contemplated by this Plan and the documents executed in furtherance thereof; provided, however, that nothing in this Plan is intended or shall be construed to discharge any debt of GHC or GAC in respect of the First Mortgage Notes.

      9.03 Releases, Injunctions and Stays. Unless otherwise provided, all injunctions or stays provided for in the Cases pursuant to section 105 or 362 of the Code or otherwise extant on the Confirmation Date shall remain in full force and effect until the Effective Date. In addition the following injunctions shall be imposed:

           (a) RELEASES AND INJUNCTIONS RELATED TO DISCHARGED CLAIMS AND TERMINATED INTERESTS. EXCEPT AS PROVIDED IN THIS PLAN OR THE CONFIRMATION ORDER, AS OF THE CONFIRMATION DATE, ALL ENTITIES THAT HAVE HELD, CURRENTLY HOLD OR MAY HOLD A CLAIM OR OTHER DEBT OR LIABILITY THAT IS DISCHARGED OR AN INTEREST OR OTHER RIGHT OF AN EQUITY SECURITY HOLDER THAT IS TERMINATED PURSUANT TO THE TERMS OF THIS PLAN ARE PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST HOLDCO, THE DEBTORS AND THE REORGANIZED DEBTORS, OR THEIR RESPECTIVE PROPERTY ON ACCOUNT OF ANY SUCH DISCHARGED CLAIMS, DEBTS OR LIABILITIES OR TERMINATED INTERESTS OR RIGHTS: (i) COMMENCING OR CONTINUING,

IN ANY MANNER OR IN ANY PLACE, ANY ACTION OR OTHER PROCEEDING; (ii) ENFORCING, ATTACHING, COLLECTING OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE OR ORDER; (iii) CREATING, PERFECTING OR ENFORCING ANY SECURITY INTEREST, LIEN OR ENCUMBRANCE; (iv) ASSERTING A SETOFF, RIGHT OF SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY DEBT, LIABILITY OR OBLIGATION DUE TO HOLDCO, THE DEBTORS OR THE REORGANIZED DEBTORS; AND (v) COMMENCING OR CONTINUING ANY ACTION, IN ANY MANNER OR IN ANY PLACE, THAT DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THIS PLAN.

           (b) Deemed Consent. By accepting distributions pursuant to this Plan, each holder of an Allowed Claim receiving distributions pursuant to this Plan shall be deemed to have specifically consented to the injunctions set forth in this Section 9.03.

           (c) Assignment of GAC Trade Claims. By electing to accept a distribution pursuant to this Plan in respect of a GAC Trade Claim, each holder of an Allowed GAC Trade Claim shall be deemed to have specifically assigned to Holdco all of such holder's claims against GAC relating thereto.

                                   ARTICLE X
              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

      10.01 Executory Contracts and Unexpired Leases. On the Effective Date, except as to any licensing agreement with SAP America, Inc., and as otherwise provided in this Article X, all executory contracts and unexpired leases of the Debtors will be assumed in accordance with the provisions of sections 365 and 1123 of the Code, provided, however, that (i) any and all executory contracts and unexpired leases that are the subject of a motion to reject filed at or before the hearing on confirmation of this Plan and as to which the Court has issued or subsequently issues an order approving the rejection of such executory contract or unexpired lease shall be deemed rejected pursuant to the provisions of sections 365 and 1123 of the Code, (ii) any and all executory contracts and unexpired leases that are assumed by Reorganized GNA pursuant to this section shall be assigned to Holdco on the Effective Date, and (iii) based on the stipulations reached with SAP America, Inc., the Debtors may assume Northwest's Software End-User License Agreement only if SAP America, Inc. consents to the assumption.

      10.02 Existing Union Contract. Northwest and Specialties will neither assume nor reject the Existing Union Contract, which will be terminated by mutual agreement of the Reorganized Debtors and the Union upon the effectiveness of the New Union Contracts on the Effective Date. Pursuant to the New Union Contracts, all obligations for the payment of retirement benefits as defined in section 1114 of the Code under the Existing Union Contract shall continue without modification.

      10.03 BPA Transmission Contract. The BPA Transmission Contract will be assumed by Reorganized GNA and assigned to Holdco on the Effective Date.

      10.04 Bar Date for Rejected Executory Contracts and Unexpired Leases. Any Claims arising out of the rejection of executory contracts or unexpired leases pursuant to this Plan must be filed with the Court within 20 days after the later of the Effective Date and the date the Court enters an order authorizing the applicable Debtor to reject the contract or lease, or such Claims shall be forever barred. All such Claims with respect to which a proof of Claim is timely filed will be treated as Class Three Claims or Class Four Claims, as appropriate (and subject to a proper election to be treated as a Class Four Claim, if applicable).

                                   ARTICLE XI
                  PROVISIONS FOR RESOLVING AND TREATING CLAIMS

      11.01 Objection Deadline. As soon as practicable, but in no event later than six months after the Effective Date, unless otherwise ordered by the Court, all objections to Claims shall be filed with the Court and served on the holders of each of the Claims to which objections are made.

      11.02 Prosecution of Objections. After entry of the Confirmation Order only the Debtors or the Reorganized Debtors, the Committee, or Holdco (in the case of Claims against GNA and GAC Trade Claims), as applicable, shall have the authority to file objections, litigate to judgment, settle, or withdraw objections to Disputed Claims.

      11.03 No Distributions Pending Allowance. No payments or distributions shall be made with respect to any Claim to the extent it is a Disputed Claim unless and until the Disputed Claim becomes an Allowed Claim. In addition, no payments or distributions shall be made on account of a Disallowed Claim or a Claim to the extent that such Claim has been released, withdrawn, waived, settled or otherwise satisfied or paid as of the Effective Date, including, without limitation, payments by third party guarantors, sureties, or insurers, whether governmental or non-governmental. No payments or distributions on account of a Claim shall be made when the payment of or liability for such Claim has been assumed by a third party.

      11.04 Distributions After Allowance. Payments and distributions to each holder of a Disputed Claim, to the extent that such Claim ultimately becomes an Allowed Claim, shall be made in accordance with the provisions of this Plan governing the Class of Claims to which the respective Claim belongs. As soon as practicable after the date that the order or judgment of the Court allowing such Claim becomes a Final Order, any cash or other consideration that would have been distributed on or about the Effective Date had such Disputed Claim been an Allowed Claim shall be distributed to the holder of such Claim in the amount established by the Final Order and in the manner set forth in this Plan. With respect to any Disputed Claim that becomes in any part an Allowed Class Three Claim, the holder of such Claim shall receive, in addition to a distribution of Holdco Common Stock pursuant to Section 6.07(b), any dividends or other distributions that would have been due on account of such Holdco Common Stock if such shares had been distributed pursuant to Section 6.07(a).

                                  ARTICLE XII
    PRESERVATION OF CLAIMS AND CAUSES OF ACTION AND RETENTION OF JURISDICTION

      12.01 General Retention of Jurisdiction. The Court shall retain jurisdiction of the Cases pursuant to and for the purposes set forth in sections 1127(b) and 1141 through 1146 of the Code to enforce the provisions of this Plan and to ensure that the intent and purposes of this Plan are carried out and given effect.

      12.02 Reservation and Preservation of Claims. All claims and causes of action arising under the Code in favor of the Debtors as debtors-in-possession and not resolved on or before the Effective Date, including avoidance actions for preferential and fraudulent transfers under Chapter 5 of the Code, are hereby specifically preserved for the benefit of the Reorganized Debtors. All such claims and causes of action may be asserted, litigated, compromised, or otherwise resolved from the Effective Date until the expiration of the applicable limitations period by Holdco, on behalf of the Reorganized Debtors.

      12.03 Specific Retention of Jurisdiction. The Court shall retain jurisdiction for the following purposes:

           (a) To consider any modification or amendment to this Plan; and

           (b) To hear and determine:

               (i) The classification, allowance, and disallowance of Claims and Interests, and any objections thereto, to the extent consistent with this Plan;

               (ii) All controversies, suits, and disputes, if any, as may arise in connection with the interpretation or enforcement of this Plan;

               (iii) All controversies, suits, and disputes, if any, as may arise with respect to the period before the Effective Date between (a) any Claimant or Interest Holder and (b) a Debtor;

               (iv) All claims or causes of action which may exist on behalf of a Debtor arising before the Effective Date, whether or not the subject of an action pending as of the Effective Date, to the extent consistent with this Plan, including all claims and causes of action preserved by Section 12.02;

               (v) Applications for the allowance of compensation and reimbursement of expenses to Professional Persons;

               (vi) All controversies, suits and disputes, if any, that relate to the Indenture Trustee Charging Lien or the determination of the reasonableness and compensability, under the terms of the Indenture, of the Indenture Trustee Fees and Expenses;

               (vii) The validity and/or priority of any security interests in, liens on, or ownership or other interests in, a Debtor or property of a Debtor, to the extent consistent with this Plan;

               (viii) Any and all applications, adversary proceedings, contested and/or litigated matters pending on the Effective Date;

               (ix) All controversies as provided for in the Confirmation Order;

               (x) Proceedings to estimate Claims for the purpose of allowance;

               (xi) All proceedings to enforce performance of this Plan against any Person; and

               (xii) All proceedings regarding the assumption, rejection, assignment, or termination of executory contracts or unexpired leases of a Debtor.

      12.04 Abstention. If the Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter set forth in this Article XII, or if a Debtor, a Reorganized Debtor or Holdco elects to bring an action or proceeding in any other forum, this Article XII shall not control, prohibit or limit the exercise of jurisdiction by any other court, public authority or commission having jurisdiction over such matters.

                                  ARTICLE XIII
                                  MISCELLANEOUS

      13.01 Revocation. Each of the Plan Proponents reserves the right to revoke and withdraw its support for this Plan at any time before the Confirmation Date. In the event that less than all of the Plan Proponents withdraw their support for this Plan, this Plan may continue to be proposed by the other (non-withdrawing) Plan Proponent, and the withdrawal of such support shall not affect the validity of any ballots cast for confirmation of this Plan. Nothing contained in this Plan shall prevent any of the Plan Proponents from proposing or soliciting acceptance of a competing plan of reorganization of the Debtors or any of them; provided, however, that a Plan Proponent that revokes or withdraws its support for this Plan shall not, directly or indirectly, contest confirmation of this Plan on any grounds other than pursuant to section 1129(c) of the Code.

      13.02 Reservation of Rights. Neither the filing of this Plan nor any statement or provision contained herein, nor the taking of any action by a Debtor, the Committee, a Claimant or an Interest Holder with respect to this Plan, shall be or be deemed to be an admission or a waiver of any rights before the Effective Date. In the event that the Confirmation Date does not occur or this Plan does not become effective, no statement contained herein may be used or relied upon in any manner in any suit, action, proceeding or controversy, within or outside of the Cases, against the Plan Proponents.

      13.03 Debtors' Claims. All claims or causes of action of a Debtor which are not liquidated as of the Effective Date or released pursuant to this Plan shall revest in the respective Reorganized Debtor on the Effective Date, except that any such claims or causes of action of GNA (other than to the extent such claims or causes of action constitute GNA Retained Assets) shall vest in Holdco on the Effective Date. The proceeds of such claims shall become funds of the Reorganized Subsidiary Debtors and Holdco, as applicable, and shall, accordingly, be available to pay Claims under this Plan or for any other bona fide corporate purpose, as the Reorganized Subsidiary Debtors and Holdco may determine.

      13.04 Survival of Certain Corporate Indemnification Obligations.

           (a) Except as otherwise expressly provided in this Plan, any obligation or rights of a Debtor to indemnify individuals serving as directors and officers of the Debtors immediately prior to the Effective Date (each an "Indemnified Person") pursuant to its articles or certificate of incorporation, bylaws or applicable statutes in respect of any Claims, demands, suits, causes of action, or proceedings, based upon any act or omission related to service with, for, or on behalf of a Debtor at any time prior to the Effective Date, will not be discharged or impaired by confirmation or consummation of this Plan, but will survive unaffected by the reorganization contemplated by this Plan if either (i) the indemnified matter was disclosed in the Disclosure Statement or
(ii) the Indemnified Person did not know and could not reasonably have expected that the indemnified matter would be asserted against them. For purposes of the foregoing, whether an Indemnified Person "could not reasonably have expected" that an indemnified matter would be asserted against them shall not require a determination that a matter was more likely than not to be asserted. Any such indemnification obligation of GNA shall be assumed by Holdco on the Effective Date. Notwithstanding the generality of the foregoing, the Reorganized Debtors and Holdco shall not have any obligation to provide indemnity (i) for any liability for income taxes alleged to be payable with respect to the receipt of power remarketing proceeds by GAC or GHC or with respect to any costs or expenses (including attorneys' fees and expenses) relating thereto, or (ii) that would otherwise result from any act or omission to the extent that such act or omission is determined in a Final Order to have constituted negligence, gross negligence, willful misconduct or criminal conduct. In addition, the Reorganized Debtors and Holdco shall not be liable for payment of indemnification claims (including costs of defense) to Indemnified Persons on account of Claims arising before the Effective Date in excess of $550,000 in the aggregate, or for the payment of more than $275,000 of such aggregate amount in any calendar year (with any excess amount of indemnification claims to be carried forward to the following calendar year(s)).

           (b) All claims indemnifiable by the Reorganized Debtors and Holdco which, pursuant to Section 13.04(a), survive unaffected by the reorganization contemplated by this Plan shall be filed on or before 90 days following the Effective Date or be forever barred, provided, however, that such bar shall not bind any Person that does not (i) receive notice of the terms of Section 13.04(a) and (ii) have a meaningful opportunity to file a claim before such deadline, in each such case consistent with the requirements of constitutional due process. For the avoidance of doubt, the terms of this Section 13.04(b) are not intended to apply to the indemnification of Indemnified Persons.

           (c) On the Effective Date, the Reorganized Debtors and Holdco, on the one hand, and the Critical Managers, on the other hand, shall be deemed to have mutually released and forever discharged each other from any and all claims or causes of action, whether known or unknown, in connection with or relating to the Debtors, other than the indemnification claims preserved by Section 13.04(a); provided, however, that this provision (i) shall have no effect on the liability of any Critical Manager that would otherwise result from any act or omission to the extent that such act or omission is determined in a Final Order to have constituted negligence, gross negligence, willful misconduct or criminal conduct; and (ii) does not release any Critical Manager who is a New Investor from any liability arising from the failure to perform in his capacity as a New Investor in accordance with the terms of this Plan or the Holdco Note Purchase Agreement.

           (d) To the fullest extent permitted by law, the Reorganized Debtors and Holdco shall indemnify each Critical Manager against, hold each Critical Manager harmless from, and reimburse each Critical Manager for any and all losses, costs, expenses (including attorneys' fees and expenses), liabilities and damages sustained by a Critical Manager arising from any liability for claims based upon any act or omission related to service with, for or on behalf of a Reorganized Debtor, Holdco or NSC at any time subsequent to the Effective Date, subject to the provisions of Section 13.04(a) (i) and (ii).

      13.05 Modification of Plan. The Plan Proponents reserve the right, in accordance with the Code, to amend or modify this Plan before entry of the Confirmation Order. After entry of the Confirmation Order the Plan Proponents may, upon order of the Court, amend or modify this Plan in accordance with section 1127(b) of the Code or remedy any defect or omission or reconcile any inconsistency in this Plan, as may be necessary to carry out the purpose and intent of this Plan.

      13.06 Limitation of Liability and Related Indemnity.

           (a) To the fullest extent permitted by section 1125(e) of the Code and other applicable law, the Plan Proponents (including each member of the Committee) and their respective present and former shareholders, members, directors, officers, employees and Professional Persons shall neither have nor incur any liability for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, solicitation, implementation, confirmation or consummation of this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken, in connection with this Plan, the Disclosure Statement, the solicitation of acceptances of this Plan, or the Confirmation Order, and the offer, issuance, sale or purchase of any securities under this Plan; provided, however, that the provisions of this Section 13.06 shall have no effect on the liability of any of the foregoing Persons that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted negligence, gross negligence or willful misconduct; and provided further that this provision does not release a New Investor from any liability arising from the failure to perform in its capacity as a New Investor in accordance with the terms of this Plan or the Holdco Note Purchase Agreement.

           (b) To the fullest extent permitted by law, the Reorganized Debtors and Holdco shall indemnify and hold harmless each Plan Proponent (including each member of the Committee) and its respective present and former stockholders, members, directors, officers, employees and Professional Persons against, and reimburse each Plan Proponent for, any and all losses, costs, expenses (including attorneys' fees and expenses), liabilities and damages sustained by a Plan Proponent arising from any liability disclaimed in Section 13.06(a).

      13.07 Notices. All notices or requests in connection with this Plan shall be in writing and will be deemed to have been given when received addressed to:
Golden Northwest Aluminum, Inc., 3313 West 2nd, The Dalles, OR 97058, Attention:
Brett Wilcox & Bill Reid, with copies (which alone shall not constitute notice) to: Golden Northwest Aluminum, Inc., 7710 N.E. Vancouver Mall Dr., Suite G, Vancouver, WA 98662, Attention: Gerald F. Miller and to Stoel Rives LLP, 900 SW Fifth Avenue, Suite 2600, Portland, OR 97204, Attention: Richard C. Josephson and to: Miller Nash LLP, 111 S.W. Fifth Ave., Suite 3400, Portland, OR 97204-3638, Attention: David W. Hercher. All notices and requests to Persons holding any Claim or Interest in any Class shall be sent to them at their last known address or to the last known address of their attorney of record. The Reorganized Debtors and any holder of a Claim or Interest may designate in writing any other address for purposes of this Section 13.07, which designation will be effective upon receipt.

      13.08 Notice of Effective Date. The Reorganized Debtors shall give notice of the occurrence of the Effective Date.

      13.09 Existing Committee. The Committee shall cease to exist immediately following the closing of (i) the sale of the Holdco Notes to the New Investors and (ii) the Specialties Exit Facility; provided, however, that the Committee and its professionals and members may file an application with the Clerk of the Court in accordance with
Section 2.02 seeking allowance and expenses notwithstanding the occurrence of the Effective Date.

      13.10 Trustee Fees. Pursuant to 28 U.S.C. ss. 1930, quarterly fees to the U.S. Trustee are due for each quarter a Case remains open under Chapter 11 until such time as a final decree closing the Case has been entered. Before the Effective Date the Debtors shall pay to the U.S. Trustee's Office all quarterly fees as they become payable. On the Effective Date, any accrued and unpaid fees due to the U.S. Trustee through the Confirmation Date shall be paid. Thereafter, each Reorganized Debtor and Holdco (with respect to Reorganized GNA) shall pay the quarterly fees due the U.S. Trustee's Office while the Case of its related Debtor remains open until such time as a final decree closing such Case is entered by the Court. Further, each Reorganized Debtor and Holdco (with respect to Reorganized GNA) shall file disbursement status reports post-confirmation.

      13.11 Final Decree. A final decree or decrees closing the Cases shall be entered as soon as practicable after the Effective Date. Nothing in this Plan shall preclude the Case of a Debtor from being closed before the Cases of the other Debtors are closed.

      13.12 Headings. The headings used in this Plan are inserted for convenience only and neither constitute a portion of this Plan nor in any way affect the provisions of this Plan.

      13.13 Severability. Each provision of this Plan shall at the option of the Plan Proponents (acting jointly) be considered severable, and if for any reason the Court determines that any provision of this Plan is not confirmable, such a determination shall not affect the (i) confirmability of this Plan if the objectionable provision is withdrawn from this Plan and (ii) ability to modify this Plan to satisfy the confirmation requirements of section 1129 of the Code.

      13.14 Successors and Assigns. The rights, benefits and obligations of any Person named or referred to in this Plan will be binding upon, and will inure to the benefit of the heir, executor, administrator, successor, or assign of such Person.

                  [remainder of page intentionally left blank]

DATED: March 1, 2005.              GOLDEN NORTHWEST ALUMINUM, INC.
                                   NORTHWEST ALUMINUM
                                     TECHNOLOGIES, LLC
                                   NORTHWEST ALUMINUM COMPANY
                                   NORTHWEST ALUMINUM SPECIALTIES, INC.

                                   As Debtors-in-Possession



                                   By: /s/ Brett E. Wilcox
                                      -------------------------------------
                                            Brett E. Wilcox
                                   Chairman of the Board and Chief Executive
                                   Officer or Manager of each of the
                                   Debtors-in-Possession



                                   THE OFFICIAL COMMITTEE OF UNSECURED
                                   CREDITORS OF GOLDEN NORTHWEST ALUMINUM,
                                   INC. AND NORTHWEST ALUMINUM TECHNOLOGIES, LLC

                                   By MILLER NASH LLP



                                   By: /s/ David W. Hercher
                                      ------------------------------------
                                         David W. Hercher, OSB No. 81263

                                   By: /s/ Teresa H. Pearson
                                      ------------------------------------
                                         Teresa H. Pearson, OSB No. 95375
                                   Attorneys for Official Committee of
                                   Unsecured Creditors

The signatures below are solely for
compliance with FRBP 9011

STOEL RIVES LLP




By: /s/ Richard C. Josephson
   -----------------------------------------------
      Richard C. Josephson, OSB No. 73374

By: /s/ David B. Levant
   -----------------------------------------------
      David B. Levant, WSBA No. 20528 (pro hac vice)
  Attorneys for Debtors

                                   SCHEDULE 1

                               (GAC TRADE CLAIMS)

GAC Trade Claims as to Which the Holders are Deemed to Have Elected Treatment Under the Plan and no Election Form is Required:

1. All Employee Priority Claims scheduled by GAC, in the aggregate amount of $23,167.39.

2. The Unsecured Claim of Precision Industrial Contractors in the amount of $833,000.00.


GAC Trade Claims as to Which a Timely Election Form is Required for Treatment Under the Plan:

3.    The De Minimis Claim of AT&T in the amount of $37.52.

4.    The De Minimis Claim of Boise Cascade Office Products in the amount of
      $772.34.

5.    [Intentionally Omitted]

6. The De Minimis Claim of Burlington Northern & Santa Fee Railway in the amount of $75.00.

7.    The De Minimis Claim of Ceridian Employer Services in the amount of
      $516.89.

8.    The De Minimis Claim of Clifford & Martin, Inc. in the amount of
      $127.50.

9. The Convenience Claim of Columbia Guard Service, Inc. in the amount of $7,875.89.

10.   The De Minimis Claim of Craig Office Supply in the amount of $642.00.

11. The Convenience Claim of Department of Ecology in the amount of $5,856.01.

12.   The De Minimis Claim of E J Bartells Co, in the amount of $344.82.

13.   The Convenience Claim of Emmert Development in the amount of $1,200.00.

14.   The De Minimis Claim of GDX Data, Inc. in the amount of $70.00.

15.   The De Minimis Claim of Gorge Networks in the amount of $173.10.

16.   The De Minimis Claim of Hach Company in the amount of $229.56.

17.   The De Minimis Claim of Hattenhauer Distributing Co, in the amount of
      $728.15.

18.   The De Minimis Claim of IOS Capital in the amount of $546.24.

19.   The De Minimis Claim of K&H Specialties, Inc. in the amount of $154.80.

20.   The Convenience Claim of Lukins & Annis in the amount of $2,675.55.

21.   The Convenience Claim of MG Warehouse in the amount of $2,947.50.

22.   The De Minimis Claim of Micontrols Inc. in the amount of $937.62.

23.   The De Minimis Claim of Nelson Tire Factory in the amount of $866.51.

24.   The De Minimis Claim of Norco in the amount of $392.20.

25.   The De Minimis Claim of Northwest Natural Gas Co. in the amount of
      $21.00.

26.   The Convenience Claim of Northwest Pipeline Corp. in the amount of
      $5,726.88.

27.   The Convenience Claim of NYL Benefit Service, Inc. in the amount of
      $1,560.00.

28.   The Convenience Claim of Portland General Electric in the amount of
      $1,914.02.

29. The Unsecured Claim of Public Utility District #1 of Klickitat County ("KPUD") in the amount of $46,154.25 (unless the Court approves the Agreement to Modify the Automatic Stay between KPUD and GAC to allow for setoff of the claim against amounts owed by KPUD under the easement agreement, in which case this Claim shall not be eligible for treatment as a GAC Trade Claim).

30. The De Minimis Claim of R.H. Donnelley, Publisher of Sprint Yellow Pages, in the amount of $157.50.

31.   The De Minimis Claim of Rev. James Hazlett in the amount of $216.00.

32. The Unsecured Claim of Sedgwick Claims Management Services, Inc. in the amount of $35,100.00.

33.   The De Minimis Claim of Sigma-Aldrich, Inc. in the amount of $197.79.

34.   The Convenience Claim of Sprint in the amount of $1,227.12.

35.   The De Minimis Claim of Tri-County Disposal in the amount of $94.89.

36.   The De Minimis Claim of USF Reddaway in the amount $55.78.

37.   The De Minimis Claim of Valley View Enterprises in the amount of $45.00.

38.   The De Minimis Claim of Waste Management of Oregon in the amount of
      $87.15.

                                   SCHEDULE 2
                     (CLAIMS EXCLUDED FROM GAC TRADE CLAIMS)


1. Any and all claims for taxes by any governmental authority, including without limitation the IRS' claim for $133,830,373.00 filed in the GAC bankruptcy case on September 10, 2004.

2.    Any and all claims by Hydro Aluminum under GAC Tolling Agreement.

3.    Any and all claims relating to the GAC Retirement Plan.

4.    Any and all claims relating to the Alumco Funding Note Claim.

5.    All claims relating to the First Mortgage Notes.

6.    All claims relating to the Hydro Subordinated Note.

7. Any and all claims by the United Steelworkers of America (including without limitation local #8147) with respect to the hourly employees of GAC.

8. Any and all claims arising from the handling or disposal of hazardous materials or hazardous wastes (including without limitation spent pot liner) or for environmental remediation.

9 Any and all claims by the Bonneville Power Administration against GAC, including without limitation BPA's Unsecured Claim in the amount of $801,477.42 (which claim the Debtors believe to be duplicative of an Unsecured Claim by BPA against GNA).

                                    EXHIBIT A

                        (HOLDCO NOTE PURCHASE AGREEMENT)



                                  See Attached

                                    EXHIBIT B

                           (FORM OF NEW MORTGAGE NOTE)





      The securities represented by this certificate have been issued without registration under the Securities Act of 1933 (the "Act") or any state securities laws. They may not be sold, assigned, pledged or otherwise transferred for value unless they are registered under the Act and any applicable state securities laws or the corporation receives an opinion of counsel satisfactory to it, or otherwise satisfies itself, that registration is not required.





                            10% SECURED NOTE DUE 2011



$__________________.00                                       Portland, Oregon

                                                    ___________________, 2005




      FOR VALUE RECEIVED, the undersigned, [HOLDCO] a ___________________ corporation (the "Company"), promises to pay to __________________ (the "Investor") ___________________ AND NO/100 DOLLARS ($____________.00). The
outstanding principal amount of and accrued but unpaid interest under this 10% Secured Note Due 2011 (this "Note") shall be repaid by the Company on or before March 31, 2011 (such date being the "Maturity Date"), all on the terms and conditions set forth below.


      This Note is one of the duly authorized "New Mortgage Notes" issued pursuant to the Third Modified Joint Plan of Reorganization dated as of March 1, 2005 of Golden Northwest Aluminum, Inc., Northwest Aluminum Technologies, LLC, Northwest Aluminum Company, Northwest Aluminum Specialties, Inc. and the Official Committee of Unsecured Creditors of Golden Northwest Aluminum, Inc. and Northwest Aluminum Technologies, LLC (the "Plan") and is entitled to the benefits thereof.

      The following is a statement of the rights of the holder hereof (the "Holder") and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:


      1. Interest. The Company shall pay interest ("Regular Interest") at the rate of 10% per annum on the outstanding principal of this Note. Regular Interest shall be computed on the basis of a 360-day year of twelve 30-day months and shall be due and payable in arrears on the last day of each fiscal quarter of the Company; provided, however, that any or all of the first twelve quarterly payments of Regular Interest may be deferred (all such deferred Regular Interest, "Deferred Interest") at the option of the Company until the Maturity Date; provided further that during any period in which Deferred Interest remains outstanding, supplemental interest will accrue thereon at a rate equal to 10% per annum ("Supplemental Interest"). Any payment in respect of this Note shall be credited first to current Regular Interest, thereafter to outstanding Supplemental Interest, thereafter to outstanding Deferred Interest, and thereafter to reduction of principal. Any and all accrued and outstanding Deferred Interest and Supplemental Interest shall be due and payable in full on the Maturity Date.

      2. Principal. The Company shall pay all unpaid principal of this Note on the Maturity Date.

      3. Events of Default. If any of the events specified in this Section 3 shall occur (herein individually referred to as an "Event of Default"), the holders of a majority in principal amount of the Notes may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

      (a) a default in the payment of the principal and unpaid accrued interest of this Note when due and payable if such default is not cured by the Company within ten (10) days after the Holder has given the Company written notice of such default; or

      (b) On or after the date hereof, the institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

      (c) If, within one hundred twenty (120) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within one hundred twenty (120) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

      If an Event of Default is cured or waived by the Holder, no Event of Default shall be deemed to have occurred under this Note.

      4. Prepayment. The Company may prepay this Note in whole or in part at any time before the Maturity Date without penalty. The Company shall be required to prepay this Note upon an acceleration under Section 3 following the occurrence of an Event of Default, provided that proper notices have been given and any cure periods have expired.

      5. Limitations on Transfer. By its acceptance of this Note, the Holder agrees that it shall not sell, assign or otherwise transfer this Note or any interest therein (a) except pursuant to a transfer to the personal representative of the estate of the Holder by operation of law upon the death of the Holder or (b) without registration under the Securities Act or an exemption therefrom. Any transferee of this Note or any interest herein will receive and hold this Note or interest herein subject to the provisions of this Note and
(ii) with respect to (b), the Company's written consent to such transfer or assignment in advance thereof. Any payments due on this Note at the Maturity Date, moreover, will be payable solely to the Holder referenced on the face hereof or the transferee of this Note pursuant to this Section 5.

      6. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Oregon, exclusive of conflicts of law provisions.

      7. Entire Agreement. This Note, the Plan, and the collateral security documents and agreements referred to therein constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements with respect to the subject matter hereof and thereof.

      8. Amendments and Waivers. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

      IN WITNESS WHEREOF, the Company has executed this Promissory Note as of the date first above written.



                                    [HOLDCO]



                                    By:

                                    Name:

                                    Title:

                                    EXHIBIT C

                      (FORM OF WILCOX CONSULTING AGREEMENT)



                                  See Attached

                                    EXHIBIT D

              (PROCEDURES FOR NOMINATION AND ELECTION OF DIRECTORS)



      The Holdco By-Laws shall include the following procedures for the nomination of the five members of the Board of Directors:

      1.    Number of Directors.  Holdco shall have five directors.

      2. Nomination of Certain Directors. Harbert Distressed Investment Master Fund, Ltd., SPCP Group, LLC, and their affiliates (collectively, the "HSP Group") shall have the right to designate three nominees to the Board of Directors for so long as they own a majority of the outstanding shares of the Company's Common Stock (a "Controlling Equity Interest"). Any Person, or two or more Persons who act together (a "Group"), for the purpose of acquiring, and who acquire, from the HSP Group a Controlling Equity Interest shall have the right to designate three nominees to the Board of Directors for so long as they own a Controlling Equity Interest.

      3. Nomination of Independent Director. At all times that the provisions of paragraph 2 above remain in effect, at least one (1) member of the Board of Directors shall be a Person (the "Independent Director") who is independent of the Person or Group owning a Controlling Equity Interest, all of their affiliates, and anyone who has a business relationship in an amount in excess of $25,000 with a holder of all or part of the Controlling Equity Interest. For purposes of this requirement, the director nominated by the Union shall not be considered the Independent Director.

      4. Nomination of Director by Union. At any time the Union (or its successor) is the collective bargaining representative of any employees of any employer that is a subsidiary or a division of a subsidiary of Holdco, at least one (1) member of the Board of Directors shall be a Person selected by the International President of the Union (the "Union Director"), provided that such Person is acceptable to the Chairman of the Board, such acceptance not to be unreasonably withheld. If, after a Person's appointment as the Union Director, such Person dies or resigns, the International President shall provide the Chairman of the Board with the name of a new Person whom the International President wishes to have serve as a replacement for the Union Director. Any such replacement for the Union Director shall be effective upon acceptance by the Chairperson of the Board, such acceptance not to be unreasonably withheld.

      5. Supermajority Requirement for Change of Terms. None of the terms set forth above shall be changed unless 85% of the shareholders vote to amend them.

      The Shareholders Agreement shall require all shareholders to vote for the Union Director and the three nominees selected by the Person or Group that owns a Controlling Equity Interest, if applicable. In addition, the Shareholders Agreement shall provide that in the event one or more shareholders nominate one or more Independent Directors in opposition to the Independent Director nominated by the Company's management, the Person or Group that owns a Controlling Equity Interest shall abstain from voting their shares of the Company's Common Stock for any of such nominees.

      The parties further agree to establish a procedure within the bounds of applicable law, and to implement such other agreements as are necessary to effectuate the procedure, to permit the International President of the Union to replace the Union Director at the International President's determination.